Exhibit 10.1

SUBLEASE

This Sublease Agreement (“Sublease”) is made on this 2nd day of November, 2017 by and between Aclaris Therapeutics Inc., a Delaware corporation, with offices located at 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355 (“Subtenant”), and Auxilium Pharmaceuticals, LLC, a Delaware limited liability company, with offices located at 1400 Atwater Drive, Malvern, PA 19355 (“Sublandlord”).

WITNESSETH:

WHEREAS, on July 16, 2012 Sublandlord entered into a Lease (“Master Lease”) with Chesterbrook Partners, LP (“Master Landlord”) as more specifically described in the Master Lease attached hereto and incorporated as Exhibit A, for approximately 74,516 rentable square feet (“Master Lease Premises”) as more specifically described in the Master Lease constituting the entire office building owned by the Master Landlord and located at 640 Lee Road, Wayne, PA (“Building”), and

WHEREAS, Sublandlord desires to sublease to Subtenant a total of 33,019 square feet consisting of the entire second floor of the Master Lease Premises and a portion of the first floor, and Subtenant desires to sublease the same from Sublandlord.

NOW, THEREFORE, the Sublandlord and the Subtenant, in consideration of the mutual covenants and conditions set forth herein do hereby agree as follows:

1.         Sublease Premises.  Sublandlord hereby subleases to Subtenant, and Subtenant subleases from Sublandlord, the Sublease Premises, upon the terms, conditions, covenants and agreements hereinafter set forth in this Sublease.  The Sublease Premises shall consist of the entire second (2nd) floor consisting of 24,904 square feet of space and a portion of the first (1st) floor consisting of 8,115 square feet of space (the “Sublease Premises”) as set forth on Exhibit B attached hereto.  The Sublease Premises is approximately 44.3% of the Building, “Subtenant’s Proportionate Share” as set forth in this Sublease shall be 44.3%.

2.         Term.

(a)         Base Term.  Subject to Master Landlord’s consent as set forth in Section 16 hereof and Section 7 of the Master Lease, the term of this Sublease with respect to the Sublease Premises shall begin on December 1, 2017 (“Commencement Date”) and expire on October 31, 2023 (“Expiration Date”) (the “Term”).  The Term is subject to the term of the Master Lease.  In the event that the term of the Master Lease expires or is terminated at any time and for any reason, the Term of this Sublease shall terminate one (1) day prior to the termination or expiration of the term of the Master Lease.

(b)         Early Access.  Subtenant shall be granted early access to the Sublease Premises thirty (30) days prior to the Commencement Date (“Early Access Period”) for purposes of installing Subtenant’s furniture, fixtures and equipment (“FF&E”) in addition to completing any necessary Subtenant Alterations, as defined herein.  Such early occupancy shall be upon all of the terms and conditions of this Sublease except that Subtenant shall not be required to pay Base Rent on the Sublease Premises during the Early Access Period.

3.         Master Lease.

(a)         Subordinate.  The parties agree that this Sublease shall be subject and subordinate to all of the terms, covenants, conditions and provisions of the Master Lease.

(b)         Incorporation.         The terms, covenants, conditions and provisions contained in the Master Lease (including but not limited to the remedies provided thereunder) are incorporated herein by reference, and shall, as between Sublandlord and Subtenant, constitute the terms, covenants, conditions and provisions of this Sublease to the extent consistent with the terms of this Sublease, as if all references to the landlord thereunder were references to Sublandlord, and as if all references to the Tenant thereunder were references to Subtenant; provided, however, that:

(i)         all references in the Master Lease, as incorporated herein by reference, to: (1) “Fixed Rent” shall refer to the Base Rent payable hereunder, (2) “Annual Operating Costs” shall refer to all charges and other sums payable by Subtenant as set forth in this Sublease, in addition to Base Rent, (3) “Commencement Date” shall refer to the Commencement Date hereunder, (4) “Term” shall refer to the Term hereunder and (5) “Premises” shall refer to the Sublease Premises.

(ii)         the following provisions of the Master Lease shall not apply to this Sublease: (a) Sections 1, 2, 3, 4(b), 4(c), 8, 27, 33, 34, 39, 40, 41, Exhibits A (floors 1 and 2 only), C, D, E, F, I, J, K, and L of the Master Lease, (b) any provisions requiring or referring to Tenant Work or Landlord Work, (c) any provision of the Master Lease allowing or purporting to allow any rent concessions or abatements, construction allowance, or Work Allowance, except as may be specifically provided herein, and (d) any provision of the Master Lease conferring upon the Tenant thereunder any expansion rights, extension rights, renewal rights, self-help rights, tenant management of the Building, all references to Guarantor, rights of first offer or first refusal, except as may be specifically provided herein.

(iii)         Subtenant agrees to faithfully observe and perform the terms, covenants, conditions and provisions on its part to be observed and performed hereunder as well as those terms, covenants, conditions and provisions on its part to be observed and performed by the Tenant under the Master Lease (and incorporated herein), except to the extent that they are inapplicable to, inconsistent with or modified by the provisions of this Sublease, but only to the extent that such obligations are related to the Sublease Premises.  Sublandlord shall have no duty to undertake capital repairs related to the Sublease Premises.  Sublandlord and Subtenant hereunder shall have the respective remedies of Landlord and Tenant under the Master Lease.  Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Master Landlord.  Neither Sublandlord nor Subtenant shall do or permit to

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be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Master Lease.

(c)         Subtenant Representations.  Subtenant represents and warrants to Sublandlord that (i) Subtenant is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware; (ii) Subtenant has the legal power, rights and authority to enter into this Sublease and to consummate the transactions contemplated hereby, and (iii) the individuals executing this Sublease on behalf of Subtenant have the power, right and authority to bind Subtenant; (iv) subject to the Master Landlord Consent, this Sublease will be valid and legally binding upon the Subtenant and enforceable in accordance with its terms and (v) currently there has not been filed by or against Subtenant a petition in bankruptcy, voluntary or otherwise, any assignment of for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to the Subtenant.

(d)         Subtenant Indemnity.  Subtenant will indemnify, defend and hold Sublandlord harmless from and against all loss, costs, damages, expenses and liability, including, but not limited to, reasonable attorneys’ fees, which Sublandlord may incur by reason of any injuries to person or property occurring in, on or about the Sublease Premises arising by reason of (i) any breach or default hereunder on Subtenant’s part; (ii) any work done in or to the Sublease Premises (A) by Subtenant or its agents or contractors, (B) with the consent of Subtenant (unless performed by or for Sublandlord or Master Landlord) or (C) at the request of Subtenant; (iii) any act, omission, or negligence of Subtenant, or any of Subtenant’s agents, invitees, vendors, customers, contractors, subtenants, licensees or employees (collectively, “Subtenant Parties”); or (iv) any accident, injury or damage whatsoever to any person or entity occurring during the Term in the Sublease Premises (except to the extent caused by any negligence or willful misconduct of Sublandlord or its agents, invitees, vendors, customers, contractors, subtenants (other than Subtenant), licensees or employees).  The foregoing indemnity shall be construed to supplement Subtenant’s obligations in the Master Lease, as incorporated in and made a part of this Sublease.  Subtenant shall in no case have any rights in respect of the Sublease Premises greater than Sublandlord’s rights under the Master Lease.  Notwithstanding any other provision of this Sublease, Sublandlord, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Master Landlord as the Landlord under the Master Lease, but (i) except as expressly set forth herein, Sublandlord shall have no obligation under this Sublease to perform the obligations of Master Landlord, as Landlord under the Master Lease, including, without limitation, any obligation to provide services or maintain insurance, (ii) Sublandlord shall not be bound by any representations or warranties of the Master Landlord under the Master Lease; (iii) in any instance where the consent of Master Landlord is required under the terms of the Master Lease, the consent of Master Landlord shall be required hereunder and, unless as otherwise expressly provided hereunder, the consent of Sublandlord shall also be required, which shall not be unreasonably withheld, conditioned or delayed unless otherwise expressly provided hereunder, and (iv) Sublandlord shall not be liable to Subtenant for any failure or delay in Master Landlord’s performance of its obligations as Landlord under the Master Lease unless the Master Landlord’s refusal to perform pursuant to the Master Lease is due solely to Sublandlord’s default under the Master Lease.

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(e)         Sublandlord Indemnity.  Sublandlord will indemnify, defend and hold Subtenant harmless from and against any loss, cost, damage, expense and liability, including, but not limited to, reasonable attorneys’ fees which Subtenant may incur by reason of damage to personal property or injury to any person or persons to the extent arising by reason of (i) any gross negligence or other fault on the part of Sublandlord, or any of Sublandlord’s agents, invitees, vendors, customers, contractors, Subtenants (other than Subtenant), licensees or employees, or (ii) any willful misconduct of Sublandlord, (iii) any accident, injury or damage whatsoever to any person or entity occurring prior to the Commencement Date in the Sublease Premises (except to the extent caused by the willful acts or negligence of Subtenant or its agents, invitees, vendors, customers, contractors, Subtenants (other than Subtenant), licensees or employees), or (iv) any breach or default by Sublandlord in the performance or observance of its covenants or obligations under this Sublease.

(f)         Sublandlord Representations.  Sublandlord represents and warrants to Subtenant that (i) as of the Commencement Date, Sublandlord is the Tenant under the Master Lease and has the right to enter into this Sublease subject to obtaining the Master Landlord Consent; (ii) the Master Lease is in force and effect and has not been modified or amended; (iii) a true and complete copy of the Master Lease is attached hereto as Exhibit A and there exist no other agreements between Master Landlord and Sublandlord governing the use or occupancy of the Sublease Premises; (iv) to the actual knowledge of Sublandlord, Sublandlord has neither received from, nor sent to, Master Landlord written notice of any default under the Master Lease which remains outstanding beyond the expiration of the applicable grace period set forth therein; (v) there are no subleases entered into by Sublandlord which are currently in effect and which affect the use and occupancy of the Sublease Premises; (vi) Sublandlord is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware; (vii) subject to obtaining Master Landlord Consent, Sublandlord has the legal power, rights and authority to enter into this Sublease and to consummate the transactions contemplated hereby; (viii) the individuals executing this Sublease on behalf of Sublandlord have the power, right and authority to bind Sublandlord; (ix) subject to obtaining Master Landlord Consent, this Sublease will be valid and legally binding upon Sublandlord and enforceable in accordance with its terms; and (x) there has not been filed by or against Sublandlord a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Sublandlord.  Sublandlord shall not voluntarily terminate the Master Lease as it applies to the Sublease Premises during the Term except as otherwise expressly provided herein.  Sublandlord shall promptly deliver to Subtenant a copy of any notice of default or termination or any notice relating to any casualty or taking, given by Sublandlord to Master Landlord or received by Sublandlord from Master Landlord.

(g)         Defined Terms.  All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Master Lease.

(h)         No Personal Liability.         No member, manager, partner, director, stockholder or employee of Sublandlord shall ever be personally liable for a claim of breach of this Sublease.

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(i)         Survival.  This Section 3 shall survive any termination or expiration of this Sublease.

4.         Use of Sublease Premises.

(a)         Office Use.  The Sublease Premises may only be used for general office space by Subtenant, and Subtenant shall not, without the Sublandlord’s prior written consent, use, suffer or permit the use of all or any portion thereof for any other purpose.  The Subtenant shall use the Sublease Premises and all parking areas, sidewalks, cafeteria, hallways or other similar facilities or areas of the Building or the land on which the Building is located (“Building Parcel”) available for use by the Subtenant in common with other occupants of the Building (collectively, “Common Areas”) in a careful, lawful, safe and proper manner and in accordance with all requirements of any governmental or quasi-governmental body and, in addition, shall comply with such reasonable rules and regulations as the Master Landlord or Sublandlord may from time to time impose, as may be permitted under the Lease, upon written notice to Subtenant.

(b)         reserved

(c)         reserved

(d)         Not Permitted Uses.  The Subtenant shall not use the Sublease Premises or any of the Common Areas for any use or activity which is hazardous or which would constitute a nuisance or which: (i) would violate any covenant, agreement, term, provision or condition of the Master Lease or this Sublease, (ii) is in contravention of the certificate of occupancy for the Sublease Premises or the Building, (iii) would violate any requirement of any governmental or quasi-governmental body or (iv) may in any way impair or interfere with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Sublease Premises, the Building, the Common Areas or the Building Parcel or any portion thereof or impair or interfere with the use of any of the Common Areas by, or occasion discomfort, inconvenience or annoyance to, other occupants of the Building or their employees, guests or invitees (including, without limitation, the Sublandlord) or impair the appearance of the Building.

(e)         Licenses.  If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on in the Sublease Premises (excluding the Certificate of Occupancy for the Sublandlord Work), the Subtenant shall, at the Subtenant’s sole expense, procure and thereafter maintain such license or permit, shall promptly submit a copy thereof to the Sublandlord, and shall comply with the terms and conditions thereof.

(f)         reserved

5.         Financial Matters.

(a)         Security Deposit.  Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the cash amount of ONE HUNDRED THIRTY-NINE THOUSAND SIX HUNDRED SIXTY FIVE and 75/100 Dollars ($139,665.75) (“Security Deposit”) equal to three

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(3) months Base Rent on the Sublease Premises as security for the performance of Subtenant’s obligations under this Sublease (“Obligations”).  Security Deposit shall be held by Sublandlord as a security deposit for the remainder of the term of this Sublease.  Upon a Subtenant default, the Sublandlord shall have the right to resort to the Security Deposit, or any portion thereof, without proceeding first against any other person or property.  Sublandlord shall have the right to use the Security Deposit to secure any default of Subtenant hereunder, including, but not limited to, payment of Base Rent, Additional Rent, service fees, default of interest or other debts of Subtenant due Sublandlord, repair or replacement of damage to the Premises, or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the re-letting of the Sublease Premises, whether such damages or deficiencies accrue before or after summary proceedings or other re-entry by Sublandlord, all of which shall be deemed Obligations hereunder.  Sublandlord shall not place the Security Deposit in any segregated or interest bearing account.  In the event that Subtenant shall fully and faithfully comply with all terms, provisions, covenants and conditions of this Sublease, including return of the Sublease Premises to Sublandlord in full accordance with the terms of this Sublease, the Security Deposit, or any portion remaining thereof, shall be returned to Subtenant thirty (30) days after the Expiration Date and after delivery of entire possession of the Sublease Premises to Sublandlord.  If Sublandlord uses any part of the Security Deposit during the Term in accordance with this Section 5(a), Subtenant shall pay to Sublandlord such sums as may be necessary to restore the Security Deposit to its full amount within ten (10) days after Sublandlord’s demand therefore.  Notwithstanding anything contained herein to the contrary, if Subtenant has not been in default under this Lease and is not in default on the date which is eighteen (18) months following the rent commencement date of the Sublease Premises, which date assuming a March 1, 2018 Rent Commencement Date would be September 1, 2019 (“First Burn-Down Date”), the Security Deposit shall burn down by an amount equal to one month’s Base Rent, such that the Security Deposit shall equal $93,110.50.  Provided that Subtenant has not been in default under this Lease and is not in default on the date which is the first anniversary of the First Burn-Down Date (ie. September 1, 2019), the Security Deposit shall further burn down by an amount equal to one month’s Base Rent, such that the Security Deposit shall equal $46,555.25.

(b)         Base Rent.  Commencing on the Commencement Date, Subtenant shall pay Base Rent during the Term in accordance with the following Base Rent Schedule:

Sublease Year	RSF	Rent/RSF	Annual Rate	Monthly Rent
12/1/17 to 2/28/18	24,904 8,115	$19.50 $9.00	$* $*	$ $*
*Base Rent for the Sublease Premises for 12/17, 1/18 and 2/18 shall be abated
3/1/18 to 2/28/19	24,904 8,115	$19.50 $9.00	$485,628 $73,035	$40,469 $6,086.25

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Total monthly Base Rent: $46,555.25
3/1/19 to 2/29/20	24,904 8,115	$20.00 $9.50	$498,080 $77,092.50	$41,506.67 $6,424.37 Total monthly Base Rent: $47,931.04
3/1/19 to 2/28/21	24,904 8,115	$20.50 $10.00	$510,532 $81,150	$42,544.33 $6,762.50 Total monthly Base Rent: $49,306.83
3/1/21 to 2/28/22	24,904 8,115	$21.00 $10.50	$522,984 $85,207.50	$43,582 $7,100.62 Total monthly Base Rent: $50,682.62
3/1/22 to 2/28/23	24,904 8,115	$21.50 $11.00	$535,436 $89,265	$44,619.67 $7,438.75 Total monthly Base Rent: $52,058.42
3/1/23 to 10/31/23	24,904 8,115	$22.00 $11.50	$547,888 $93,322.50	$45,657.33 $7,776.87 Total monthly Base Rent: $53,434.20

(c)         Payment Date.  Base Rent shall be payable in advance on the first day of each month during the Term commencing on the Commencement Date in accordance with the above Base Rent Schedule.

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(d)         Full Service Lease.  Subject to subsections (f) and (g) herein, this Sublease is a full service lease with all utility expenses, water, HVAC, janitorial common area maintenance, taxes and insurance included in the Base Rent, net of electricity.

(e)         Electric.  Starting on the Commencement Date, Subtenant shall pay Sublandlord, as Additional Rent, within ten (10) business days after delivery of the invoice, for electric provided to Subtenant in the Sublease Premises, payable with each installment of monthly Base Rent.  Alternatively, Subtenant shall have the right to pay for electricity charges to on a direct basis to the electricity provider.  Subtenant’s use of electric energy in the Sublease Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Sublease Premises.

(f)         Operating Expense Increase.  Commencing on January 1, 2019 and during each calendar year thereafter, Subtenant shall pay to Sublandlord as Additional Rent, with and at the same time as the payments of Base Rent are due, Subtenant’s Proportionate Share of Annual Operating Costs which exceed the Base Operating Costs.  For purposes of this Sublease, “Base Operating Costs” shall mean Annual Operating Costs incurred by Subandlord during the calendar year 2018.

(g)         Taxes Increase.  Commencing on January 1, 2019 and during each calendar year thereafter, Subtenant shall pay to Sublandlord, as Additional Rent, with and at the same time as the payments of Base Rent are due, Subtenant’s Proportionate Share of Annual Tax Costs which exceed the Base Tax Costs, prorated in equal amounts over the balance of the then-current calendar year.  Subtenant shall have no right to contest any Taxes assessed against the Sublease Premises (including the Building).  For purposes of this Sublease, “Base Tax Costs” shall mean Annual Tax Costs incurred by Subandlord during the calendar year 2018.

(h)         True-Up.  Sublandlord will deliver to Subtenant within sixty (60) calendar days after Sublandlord’s receipt of Landlord’s Statement delivered under the Master Lease, a statement (“Subtenant’s Statement”) showing the actual amount of Operating Costs and Tax Costs for the calendar year just ended.  Subtenant will pay Sublandlord, within thirty (30) calendar days of the receipt of Subtenant’s Statement, such amounts as may be necessary to adjust Subtenant’s payments (if any) of the estimated Operating Costs and Costs for such preceding calendar year so that such payments (if any) will equal the actual amount of any such Operating Costs or Tax Costs payable by Subtenant.  If Subtenant’s Statement shows that the estimated Operating Costs or Tax Costs paid by Subtenant exceed the actual Operating Costs or Tax Costs owed by Subtenant for any calendar year, then Sublandlord will credit Subtenant’s account by an amount equal to the excess or, if at the end of the Term, refund to Subtenant an amount equal to the excess.  Failure of Sublandlord to provide Subtenant’s Statement within the time prescribed will not relieve Subtenant of its obligations under this Paragraph.  The parties’ obligations hereunder shall survive expiration or termination of this Sublease.  Subtenant shall have the same rights as Sublandlord as tenant under the Master Lease to inspect or audit Master Landlord’s records of Operating Costs and Tax Costs.  Notwithstanding anything contained herein to the contrary, Subtenant will only be responsible for Subtenant’s Proportionate Share of the Operating Costs and Tax Costs.

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(i)         Other Services.  Subtenant shall reimburse Sublandlord for the services requested by Subtenant and provided by Sublandlord hereunder as Additional Rent.

6.         Specific Covenants of the Parties.  Notwithstanding anything to the contrary contained herein or in the Master Lease, the parties agree as follow:

(a)         Payment of Rent.

(i)         Subtenant shall pay all Base Rent, Additional Rent (including without limitation, electric, Tax Costs and Operating Costs and amounts payable pursuant to Section 5 hereof) when due and, in the case of Base Rent, without notice or payment of any kind, and without any abatement, deduction or set-off for any reason whatsoever, except as may be otherwise explicitly provided in this Sublease.  Base Rent and Additional Rent may be referred to collectively herein as “Rent.”

(ii)         Rent payable by Subtenant to Sublandlord hereunder shall be paid to Sublandlord at the address set forth above or at such other place or places as Sublandlord may designate to Subtenant in writing, in lawful money of the United States, by good and sufficient check (subject to collection) or at Sublandlord’s option by wire transfer of immediately available funds to the account designated by Sublandlord.

(iii)         If Subtenant shall fail to pay Rent when the same is due and payable, Subtenant shall pay a late payment charge equal to five percent (5%) of the amount due.  If any payment due under this Sublease shall remain overdue in excess of ten (10) days, Subtenant shall pay interest on such overdue amount from the date when such payment or part thereof was due at the Lease Interest Rate or such lesser amount or rate, if any, as represents the maximum amount or rate Sublandlord lawfully may charge in respect of Subtenant in such circumstances.  Such amounts shall be payable as Additional Rent.

(b)         Condition of Sublease Premises.  Subtenant is accepting the Sublease Premises in “AS IS” condition on the Commencement Date.  Subtenant shall perform all work to prepare the Subleased Premises for its occupancy in accordance with the Work Letter attached hereto as Exhibit C.  Subtenant shall be entitled to a Work Allowance in the amount of $13.00/sf with respect to 24,904 square feet on the second (2nd) floor only, for a total Work Allowance of $323,752 (based upon 24,904 sf) as per the terms and conditions of the Work Letter.  Subtenant shall not be entitled to any Work Allowance with respect to the first (1st) floor space.

(c)         Notices.  Notices and other communications hereunder shall be in writing and shall be given or made (i) by nationally recognized overnight courier service providing for overnight delivery (e.g., Federal Express, DHL), in which case notices shall be deemed given one (1) business day after deposit with such overnight courier, (ii) by United States certified or registered mail with return receipt requested provided the sender shall obtain a written receipt for such delivery, in which case notices shall be deemed given three (3) business days after deposit with the United States postal service, (iii) in person, in which case notices shall be deemed given when received, or (iv) by electronic PDF transmission with written confirmation of receipt of such transmission.   Either party may change its address or addresses for notices by a written notice to the other party.  All payments to be made by Subtenant to Sublandlord shall be

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delivered to Sublandlord at its address set forth below or to such other address as Sublandlord may hereafter designate in a written notice given under this paragraph.

As of Commencement Date, all notices to Subtenant shall be sent to it to the attention of:

Aclaris Therapeutics, Inc.
Chief Legal Officer
kalijackson@aclaristx.com

All notices to Sublandlord shall be sent to it to the attention of:

Vice President Facilities Management & Real Estate
Endo Pharmaceuticals Inc.
1400 Atwater Drive
Malvern, PA 19355
with a copy to Chief Legal Officer

(d)         Time Limits.   Except as expressly set forth herein, the time limits provided in the Master Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of this Sublease, by shortening or lengthening the same in each instance by three (3) days as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so) within the time limit relating thereto contained in the Master Lease.

(e)         Termination of Master Lease.  If for any reason the term of the Master Lease is terminated or expires prior to the Expiration Date, this Sublease shall thereupon automatically terminate.

(f)         Casualty and Condemnation.  If a fire or other casualty which damages the Sublease Premises occurs, and as a result of such fire or casualty Sublandlord, as Tenant under the Master Lease, has the right to terminate the Master Lease in its entirety or with respect to the Sublease Premises pursuant to the terms of the Master Lease, then Subtenant may, at its election, terminate this Sublease by notice given to Sublandlord within two (2) days less than the time frame required by the Master Lease, in which event this Sublease will terminate on the date selected by Subtenant.  If the Sublease Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Subtenant’s purposes, shall be taken by condemnation or right of eminent domain, Subtenant shall have the right to terminate this Sublease by giving notice to Sublandlord no later than fifteen (15) days after Subtenant has been deprived of possession, in which event this Sublease will terminate as of the fifteenth (15th) day after the date Subtenant is deprived of possession.  If all or any portion of the Sublease Premises is damaged by fire or casualty or affected by any exercise of the power of eminent domain so as to render all or a portion of the Sublease Premises untenantable, and such portion is not actually used by Subtenant, and this Sublease is not

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terminated, a just proportion of Rent according to the extent of the untenantability of the Sublease Premises shall be abated from the date of casualty or taking until the Sublease Premises shall have been put substantially into proper condition for use and occupation; and in case of a taking which permanently reduces the rentable floor area of the Sublease Premises, a just proportion of the Rent shall be abated for the remainder of the Term and Tenant’s Share shall be adjusted accordingly.  To the extent that the Term of the Master Lease is tolled, the Term hereunder shall be tolled to the same extent.

(g)         Assignment and Subletting.

(i)         Subject to the prior written consent of the Master Landlord, Subtenant may, with Sublandlord’s prior written consent, which will not be unreasonably withheld or delayed, assign this Sublease or sublet the entire Sublease Premises.  Subtenant shall not be permitted to assign or sublet a portion of the Sublease Premises.  Any sale, assignment or transfer (whether by one or a series of related or unrelated transactions and whether voluntarily, involuntarily or by operation of law or otherwise) of fifty percent (50%) or more of the direct or indirect ownership interests in Subtenant, or which results in a change of the persons having direct or indirect control of Subtenant, shall be deemed an assignment of this Sublease requiring Sublandlord’s consent, which will not be unreasonably withheld or delayed.  Regarding the cafeteria area located on the first floor of the Sublease Premises, Subtenant shall have the right to contract with a cafeteria provider or similar vendors (including caterers) to operate the cafeteria during the Sublease term subject to Sublandlord’s prior approval (and the approval of Master Landlord if required under the Master Lease) of the food service operator and the contract with such operator, such approval not to be unreasonably withheld or delayed, but Subtenant shall not be permitted to separately sublease the cafeteria to a third party.

(ii)         Notwithstanding anything in this Sublease to the contrary but subject to the prior written consent of Master Landlord if required under the Master Lease, Subtenant may assign this Sublease or sublet all or a portion of the Sublease Premises, without Sublandlord’s consent, to an Affiliate (as defined below), or in connection with a merger, consolidation or the sale of all or substantially all of the assets of Subtenant, provided that the proposed sublease or assignment shall be subject to, and shall comply in all respects with this Sublease and the Master Lease.

(iii)         As used herein, the term “Affiliate” shall mean an entity which controls, is controlled by, or is under common control with the entity in question, where the term “control” means ownership of more than fifty percent (50%) of the ownership interests in the entity in question and/or the ability to control the management and operation of the entity in question.

(iv)         Subtenant shall pay all actual reasonable costs and expenses (including reasonable legal fees) of Sublandlord related to any request for a sale, assignment or sublease.

(v)         Subtenant shall not be released from any liability under this Sublease following an assignment or subletting permitted hereunder.

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(h)         Services by Sublandlord.

(i)         Subtenant agrees and acknowledges that Sublandlord is not in control of the Sublease Premises or of any of the services or facilities that may be appurtenant to or supplied at the Sublease Premises, including, without limitation, electricity, heat, air conditioning, water, elevator service, repairs, maintenance, painting, or parking facilities.  Subject to the terms of Sec. 16(c) Interruption of Services of the Master Lease, Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of any of such services or facilities to be provided by Master Landlord, and Subtenant agrees that no failure to furnish, or interruption of, any such services or facilities shall give rise to (i) an abatement, diminution or reduction of Subtenant’s obligations hereunder whether in whole or in part, (ii) any constructive eviction, whether in whole or in part, or (iii) any liability on the part of Sublandlord.  If Subtenant shall require any service or utility in excess of those provided under the Master Lease, Subtenant shall pay all costs and expenses of same, as well as all costs and expenses incurred by Sublandlord in endeavoring to cause Master Landlord to provide same, together with a three percent (3%) administrative charge.

(ii)         Subtenant shall have access to the Building on a seven (7) days per week, twenty-four (24) hour basis, three hundred sixty-five (365) days per year subject to the Master Landlord’s and Sublandlord’s reasonable rules and regulations.

(i)         Rent Abatement.  Subtenant shall not be entitled to any rent abatement pursuant to the Master Lease, unless and to the extent Sublandlord shall receive a rent abatement from Master Landlord pursuant to the Master Lease with respect to a portion of the Sublease Premises.

7.         Recordation.  Neither this Sublease nor any notice thereof shall be recorded in any public office.

8.         Refusal by Master Landlord.  Whenever pursuant to the terms of this Sublease or the Master Lease, Subtenant shall require the consent or approval of Master Landlord, and Subtenant delivers to Sublandlord a request that Master Landlord give such consent or approval, then Sublandlord agrees to deliver such request to Master Landlord promptly after its receipt by Sublandlord.  If after such delivery of a request for Master Landlord to give its consent or approval, Master Landlord fails or refuses to give such consent or approval, then, regardless of whether the Master Lease provides that such consent or approval shall not be unreasonably withheld and/or delayed, (i) Sublandlord shall have no liability to Subtenant as a result thereof, and (ii) Sublandlord shall have no obligation to obtain such consent.

9.         Alterations / Restoration.

(a)         Except as provided herein, Subtenant shall make no alterations, installations, changes, renovations, additions, replacements or improvements (“Alterations”) in to or about the Sublease Premises without, in each instance, (i) the prior written consent of Sublandlord and Master Landlord and (ii) compliance with the terms and provisions of the

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Master Lease.  Without limiting the forgoing, all alterations will be performed by contractors reasonably approved by Sublandlord.

(b)         On the date on which this Sublease expires or terminates, Subtenant shall return possession of the Sublease Premises to Sublandlord in “broom-clean” condition with any damage caused by Subtenant repaired, ordinary wear and tear, damage due to fire or other casualty or condemnation excepted.  Prior to the expiration or termination of this Sublease, Subtenant shall remove from the Sublease Premises all furniture and trade fixtures installed or to be retained by Subtenant or its assignees or subtenants, and Subtenant shall repair any damage resulting from such removal, at Subtenant’s cost and expense.  Any of Subtenant’s personal property, inclusive of any generator and telecommunications rooftop equipment not removed as required shall be deemed abandoned, and Sublandlord may remove, store, sell or otherwise dispose of such property in such manner as Sublandlord may see fit at Subtenant’s sole cost and expense.

10.         Parking.  Subject to Master Landlord’s consent, Sublandlord shall provide Subtenant, at no charge, during the entire Term (or any renewal thereof) with seven (7) reserved parking spaces, located as close to the Sublease Premises as possible.  Subject to Master Landlord’s consent, Subtenant shall have the ability to park its vehicles and its employees’ vehicles on an overnight basis on the Parking Area throughout the Term of the Sublease.

11.         Subordination.  This Sublease and the term and estate hereby granted are and shall be subject and subordinate to (a) the lien of each mortgage, deed of trust, security interest or other financing arrangements which may now or at any time hereafter affect the Sublease Premises, Master Landlord’s or Sublandlord’s interest therein, (b) the Master Lease, (c) all other matters to which the Master Lease is subject, including to the lien of any fee mortgage to the extent that the Master Lease is subject, (d) any ground leases and (e) all extensions, modifications or amendments to the foregoing.  The foregoing provision for the subordination of this Sublease and the term and estate hereby granted shall be self-operative and no further instrument shall be required to effect any such subordination; but Subtenant shall, however, within five (5) days after request by Sublandlord, at any time or times, execute and deliver any and all reasonable instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same.

12.         Default by Subtenant.  In the event of the breach by Subtenant of any of the terms, provisions, covenants, conditions or agreements of this Sublease, or of the Master Lease, except as expressly set forth herein, Sublandlord shall have all the rights of the Master Landlord under the Master Lease in addition to any rights hereunder and Subtenant shall be subject to all provisions thereof respecting the Tenant under the Master Lease with respect to the Sublease Premises.

13.         Holding Over.  Notwithstanding anything contained in the Master Lease to the contrary, for each month or portion thereof Subtenant retains possession of the Sublease Premises, or any portion thereof, after the expiration or termination of this Sublease, Subtenant shall pay to Sublandlord one hundred and fifty percent (150%) of the most recent Base Rent pursuant to Section 5(b) hereof and 100% of Additional Rent and all damages sustained by Sublandlord by reason of Subtenant’s retention of possession beyond the expiration or

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termination date of this Sublease and any costs, expenses, reasonable attorneys’ fees, or damages related to Subtenant’s holding.  The provisions of this paragraph shall not constitute a waiver by Sublandlord of any re-entry rights of Sublandlord as provided herein or by law.

14.         Maintenance & Repairs.  Subtenant, at Subtenant’s sole cost and expense and to the extent required of Sublandlord as Tenant under the Master Lease, shall keep the Sublease Premises in good repair and condition, and shall perform all obligations of Sublandlord under the Master Lease with respect thereto unless damage is caused by the negligent or intentional acts of Sublandlord, in which case, Sublandlord shall undertake such repairs.

15.         Surrender of Sublease Premises.  On the date on which this Sublease expires or terminates, Subtenant shall return possession of the Sublease Premises to Sublandlord in “broom-clean” condition with any damage caused by Subtenant repaired, ordinary wear and tear, damage due to fire or other casualty or condemnation, and matters excepted.  Prior to the expiration or termination of this Sublease, Subtenant shall remove from the Sublease Premises all furniture and trade fixtures installed or to be retained by Subtenant or its assignees or subtenants, and Subtenant shall repair any damage resulting from such removal, at Subtenant’s cost and expense.  Any of Subtenant’s personal property, inclusive of any generator and telecommunications rooftop equipment not removed as required shall be deemed abandoned, and Sublandlord may remove, store, sell or otherwise dispose of such property in such manner as Sublandlord may see fit at Subtenant’s sole cost and expense.

16.         Master Landlord Approval.  This Sublease shall have no effect until Master Landlord has delivered to Sublandlord its written consent to this Sublease (“Master Landlord  Consent”) in form and substance reasonably satisfactory to Sublandlord and Subtenant.  Sublandlord agrees to use reasonable efforts (without, however, having to incur any cost, expense or liability) to obtain the Master Landlord Consent.  Notwithstanding any provision of the Sublease to the contrary, if Sublandlord does not receive the Master Landlord Consent for any reason whatsoever on or before the date which is thirty (30) days after the date on which the Master Landlord receives the request for consent from Sublandlord to this Sublease, then (a) Sublandlord shall not be obligated to take any further action to obtain Master Landlord Consent and (b) upon Sublandlord’s or Subtenant’s written election this Sublease shall be deemed void and no further effect.

17.         Apportionment.  If the Term does not commence on the first day of a month or end on the last day of a month, Base Rent and all other charges for such partial month(s) will be paid by Subtenant to Sublandlord at the applicable rate on a pro rata basis.

18.         Amendment of Master Lease.  Sublandlord shall have the right to modify or amend the Master Lease without the prior written consent of Subtenant for non-material modifications.  Sublandlord shall be required to obtain Subtenant’s prior written consent for any modification or amendment to the Master Lease which shortens the term of the Master Lease (except as expressly set forth below), terminates the Master Lease or this Sublease, reduces (in a material manner) any rights or services to be provided to Subtenant under this Sublease, increases any financial obligation of Subtenant hereunder, or increases (in material manner) any non-financial obligation of Subtenant hereunder.  Any reference in this Sublease to the Master Lease shall mean the Master Lease as modified or amended from time to time.  After the parties have

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received the Master Landlord Consent hereto, Subtenant shall have the right to discuss with Master Landlord directly renewal options on the Sublease Premises, subject to Sublandlord’s rights under the Master Lease.

19.         Governing Law.  Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

20.         Broker.  Sublandlord and Subtenant represent and warrant to each other that neither one has used the services of a real estate broker in connection with this Sublease other than Jones Lang LaSalle and Newmark Grubb Knight Frank ( each a “Broker”).  In the event of a breach of this provision, the breaching party shall indemnify and defend the non-breaching party for all costs, claims, expenses, fees (including attorneys’ fees) etc. related to a broker’s claim.  Sublandlord shall pay Brokers pursuant to a separate written agreement.

21.         Miscellaneous.

(a)         Prior Understandings: Entire Agreement.  All understandings and agreements heretofore had between the parties are merged in this Sublease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties.  This Sublease contains a complete statement of all the agreements and arrangements between the parties with respect to its subject matter and cannot be changed or terminated orally.  This Sublease shall be construed without any presumption against the party drafting this Sublease or causing the same to be drafted.

(b)         Submission to Jurisdiction.  Subtenant and Sublandlord each (i) irrevocably agrees that any suit, action or other legal proceeding arising out of or relating to this Sublease may be brought in the courts of the Commonwealth of Pennsylvania or of the United States of America located in Chester County, Pennsylvania, (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

(c)         Captions.  The captions in this instrument are used for convenience in finding the subject matters, and are not to be taken as part of this instrument, or to be used in determining the intent of the parties, or otherwise interpreting this Sublease.

(d)         Cost and Expenses.  Without limiting any other rights or remedies of Sublandlord hereunder, if Subtenant shall be in default under this Sublease and such default shall remain uncured beyond the expiration of the applicable notice, grace and cure periods set forth herein, all attorney’s fees and all other costs and expenses incurred by Sublandlord in enforcing Sublandlord’s rights hereunder or in collecting any Base Rent or Additional Rent hereunder shall be Additional Rent hereunder and shall be payable by Subtenant within thirty (30) days after written notice from Sublandlord and either a judicial determination of Subtenant’s default or a written acknowledgement by Subtenant of the same.  Without limiting any other rights or remedies of Subtenant hereunder, if Sublandlord shall be in default under this Sublease and such default shall remain uncured beyond the expiration of the applicable notice, grace and cure

15

periods set forth herein, all attorney’s fees and all other costs and expenses incurred by Subtenant in enforcing Subtenant’s rights hereunder shall be payable by Sublandlord within thirty (30) days after written notice from Subtenant and either a judicial determination of Sublandlord’s default or a written acknowledgement by Sublandlord of the same.

(e)         Recovery of Fees.  If either party commences any action or proceeding against the other in connection with this Sublease and such action or proceeding is disposed of, by settlement, judgment or otherwise, favorably to the party commencing such action or proceeding, such party shall be entitled to recover from the other party in such action or proceeding, or a subsequently commenced action or proceeding, the prevailing party’s reasonable attorneys’ fees and disbursements and the reasonable fees and disbursements of consultants or experts incurred in connection with such action or proceedings.

(f)         Sublandlord’s Right.  Sublandlord or Sublandlord’s agents shall have the right (but shall not be obligated) to enter the Sublease Premises in any emergency at any time and with only as much notice as is reasonably practical (which may be no notice, provided that if Sublandlord has not given Subtenant prior notice, it shall give written notice as soon as is reasonably practicable after such emergency entry), and, at other times upon at least three (3) business day’s prior written notice during normal business hours on business days (and at Subtenant’s option accompanied by a representative of Subtenant), to examine or inspect the same and to make such repairs, replacements, alterations, improvements, or additions as Sublandlord may reasonably deem necessary or desirable to any portion of the Sublease Premises which Sublandlord may elect to perform in the Sublease Premises following Subtenant’s failure within three (3) business days following notice to make repairs or perform any work which Subtenant is obligated to perform under this Sublease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.  Subject to the terms of this Sublease, Subtenant shall permit Sublandlord to use, repair, maintain and replace pipes, ducts, wires, conduits and appurtenant fixtures in and through the Sublease Premises and to erect or install new pipes, ducts, wires, conduits and appurtenant fixtures therein.  Sublandlord may, during the progress of any work in the Sublease Premises, take all reasonably necessary materials and equipment into the Sublease Premises without the same constituting an eviction nor shall Subtenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business.  If, after giving the notice, if any, required above, Subtenant is not present to open and permit an entry into the Sublease Premises, Sublandlord or Sublandlord’s agent may enter the same by master key or otherwise whenever such entry may be necessary in the event of emergency (after trying to give written or oral notice to Subtenant), and provided reasonable care is exercised to safeguard Subtenant’s property, and such entry shall not render Sublandlord or its agent liable therefor, nor in any event shall the obligations of Subtenant hereunder be affected.  In exercising its rights hereunder, Sublandlord shall make a good faith effort to avoid disruption of Subtenant’s use of the Sublease Premises and to not enter the Sublease Premises unescorted by Subtenant personnel.  Master Landlord’s rights of access set forth in section 12 of the Master Lease are incorporated herein.

(g)         Successors and Assigns.  This Sublease shall apply to all respective successors and permitted assigns of the parties hereto, but this paragraph shall not be construed as a consent to any assignment or subletting by Subtenant.  In the event of a sale of the Building,

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Master Landlord shall be relieved of all covenants and obligations arising after the date of the Transfer.  In the event of Sublandlord assignment of the Master Lease, Sublandlord shall be relieved of all covenants and obligations hereunder arising after the date of such assignment.

(h)         Signatures.  This Sublease may be executed simultaneously in several counterparts and by facsimile, each of which shall be an original and all of which shall constitute but one and the same instrument.  The parties agree that execution of this Sublease by industry standard electronic signature software and /or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Sublease, each party hereby waives any right to raise any defense or waiver based upon execution of this Sublease by means of such electronic signatures or maintenance of the executed agreement electronically.

(i)         Building Security.  Subtenant and its employees shall be allowed access and use of the existing security system currently in use within the Building.  Sublandlord, at its sole cost and expense, shall supply access cards to all of Subtenant’s existing and future employees.  Any and all maintenance costs associated with the Building security system shall be at Sublandlord’s cost and expense.  Notwithstanding the foregoing, Subtenant shall have the right to install their own system to cover the Sublease Premises, subject to terms per the Master Lease.

(j)         Signage.  Subject to the Master Lease, Subtenant shall have the right to have its name on the Building’s monument sign, together with other tenants, relative to Subtenant’s Proportionate Share of the Building.  Subtenant shall have the right, with prior written approval of Sublandlord and Master Landlord, to install signs within the Building provided they are not visible from the outside of the Building.

(k)         Existing FF&E.  Subtenant, at no charge, shall be allowed use of the furniture, fixtures and equipment currently located in the Building in its AS IS condition and set forth in Exhibit D attached hereto and made a part hereof (“Existing FF&E”).  Sublandlord makes no representation regarding the condition of the Existing FF&E nor does Sublandlord give any warranty of fitness for a particular purpose.  Subtenant is permitted to use the Existing FF&E in the Sublease Premises and shall not remove any Existing FF&E from the Building for use in other locations.  Subtenant shall have the option to purchase all or part of the Existing FF&E in the amount of one dollar ($1.00) during the Term of the Sublease upon written notice to Sublandlord.  In the event Subtenant does not elect to purchase all or part of the Existing FF&E, Subtenant shall not remove the Existing FF&E from the Sublease Premises at the end of the Term of the Sublease.  Sublandlord represents that as of the Commencement Date, Sublandlord is the owner of the furniture located in the Sublease Premises and has the right to sell the furniture to Subtenant as described herein.

(Signatures on next page)

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IN WITNESS WHEREOF, this Sublease has been duly executed by Sublandlord and Subtenant as of the day and year first herein above written.

SUBLANDLORD:

AUXILIUM PHARMACEUTICALS, LLC
a Delaware limited liability company

By:	/s/ L. Cunningham
Name: L. Cunningham
Title: EVP HR

SUBTENANT:

ACLARIS THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ Neal Walker
Name: Neal Walker
Title: President and CEO

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List of Exhibits

Exhibit A	Master Lease
Exhibit B	Sublease Premises
Exhibit C	Work Letter
Exhibit D	FF&E Listing

19

Exhibit A

Master Lease

AGREEMENT OF LEASE

BETWEEN

CHESTERBROOK PARTNERS, LP

AND

AUXILIUM PHARMACEUTICALS, INC.

640 LEE ROAD, WAYNE, PA 19087

CHESTERBROOK CORPORATE CENTER®

TREDYFFRIN TOWNSHIP

CHESTER COUNTY

PENNSYLVANIA

TABLE OF CONTENTS

1.	Parties	1
2.	Demise	1
3.	Term	1
4.	Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Taxes	3
5.	Covenant to Pay Rent and Additional Rent; Late Charge	11
6.	Use	11
7.	Assignment and Subletting	12
8.	Improvement of the Premises; Base Building Improvements	14
9.	Alterations	18
10.	Rules and Regulations	19
11.	Fire or Other Casualty	19
12.	Landlord's Right to Enter	20
13.	Insurance	20
14.	Repairs and Condition of Premises	21
15.	Compliance with Law	22
16.	Services	22
17.	Notice of Breakage, Fire, Theft	25
18.	(Intentionally Deleted)	25
19.	Mechanics' and Other Liens	25
20.	Force Majeure	26
21.	Defaults By Tenant - Remedies	27
22.	Remedies Cumulative	31
23.	Excepted from Premises	31
24.	Lease Subordinated	31
25.	Condemnation	32
26.	(Intentionally Deleted)	33
27.	Notices	33
28.	Definition of "the Landlord"	34
29.	Definition of "the Tenant"	35
30.	Estoppel Certificate; Mortgagee Lease Comments	35
31.	Severability	36
32.	Miscellaneous	36
33.	Brokers	37
34.	Security Deposit	38
35.	Quiet Enjoyment	39
36.	Rights of Mortgage Holder	39
37.	Whole Agreement	39
38.	Financial Statements	39
39.	Option to Extend Term	39
40.	Right of First Offer	41
41.	Generator	42
42.	Default By Landlord	42

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EXHIBITS

"A" – Floor Plan

"B" – Description of the Land

"C" – Memorandum of Commencement Date

"D" – Tracey Report

"E" – Tenant Construction Plans

"F" – Early Access By Tenant

"G" – Cleaning Specifications

"H" – Rules and Regulations

"I” – Form of SNDA

"J" – Expansion Space

"K" – Bid Package Format

"L" – Letter of Credit Requirements

"M" – Parking Diagram

"N" – Monument Sign

ii

AGREEMENT OF LEASE

1.         Parties.

This Lease is made this 16 th day of July, 2012, by and between CHESTERBROOK PARTNERS, LP, a limited partnership organized and existing under the laws of the State of Delaware, whose address is Suite 120, 955 Chesterbrook Boulevard, Wayne, PA 19087 (hereafter called "Landlord"), and AUXILIUM PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, whose present address is 40 Valley Stream Parkway, Malvern, PA 19355 (hereinafter referred to as "Tenant").

It is hereby agreed by and between Landlord and Tenant, intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that the Premises are demised under and subject to the following covenants, all of which are also to be regarded as strict legal conditions:

2.         Demise.

Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the Premises (the "Premises") shown shaded on the floor plans (the "Floor Plans") attached hereto as Exhibit "A", consisting of the entire building (hereinafter referred to as the "Building") known as 640 Lee Road, Wayne, PA 19087, occupying or to occupy the parcel of land bounded as described on Exhibit "B" attached hereto (the "Land"). The Building and Land are sometimes collectively referred to in this Lease as the "Property". Landlord and Tenant stipulate that the area of the Premises is 74,516 rentable square feet.

3.         Term.

(a)         This demise shall be for the term (hereinafter referred to as the "Term") beginning on the "Commencement Date" of the Term as defined in Article 3(b) of this Lease and ending, without the necessity of notice from either party to the other, eleven (11) years from and after the Commencement Date if the Commencement Date shall be the first day of a month, if the Commencement Date shall be other than the first day of the month, then from and after the first day of the month next following the Commencement Date.

(b)         The Term shall commence (the "Commencement Date") on the date the Premises are ready for occupancy, estimated to be January 1, 2013; provided, however, that the Commencement Date shall not occur prior to January 1, 2013, unless Tenant or anyone claiming under or through Tenant first occupies any part of the Premises for the commencement of business operations therein (specifically excluding any move in or fit-out work by Tenant), in which event the date of occupancy shall be the Commencement Date.

The Premises shall be deemed "ready for occupancy" on the date the work to be performed by Landlord in the Premises in accordance with this Lease shall be "Substantially Complete.” The terms "Substantial Completion" or "Substantially Complete" shall mean: (i) the state of completion of Base Building Improvements and Tenant Improvements (both as defined in Article 8 of this Lease) which will, except for any improvements or work to be performed by

Tenant, allow Tenant to utilize the Premises for its intended purpose without material interference with the customary business activities of Tenant by reason of the completion of any work being performed by Landlord, notwithstanding that insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the Premises; (ii) delivery by Landlord to Tenant of a certificate of occupancy for the Premises, as modified by the Base Building Improvements and Tenant Improvements; and (iii) delivery by Landlord to Tenant of certification by Landlord's architect of the satisfaction of the work letter requirements for the Base Building Improvements and Tenant Improvements.

(c)          Landlord shall give Tenant fifteen (15) days prior notice of the date the Premises will be ready for occupancy. Landlord agrees to give Tenant periodic progress reports (which may at Landlord's option consist of construction meeting minutes) with respect to the improvement of the Premises and a good faith estimate of the date the Premises will be ready for occupancy.

(d)          For purposes of determining the date when the Premises are ready for occupancy (and, correspondingly, the Commencement Date and the Outside Date as defined in Article 4(b)(v)), there shall not be considered the duration of any delay ("Tenant Delay") which is caused by:

(i)         changes in the work to be performed by Landlord in readying the Premises for Tenant's occupancy, which changes shall have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Construction Plans (as defined in Article 8(a) of this Lease);

(ii)        delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within the Base Building Improvements or the Tenant Improvements;

(iii)       any failure by Tenant, without regard to any grace period or Force Majeure provided in this Lease, to furnish any required plan, information, approval or consent within the required period of time (including, without limit, delivery of the Tenant Construction Plans not later than June 22, 2012, as required by Article 8(b)); or

(iv)       the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors.

The Premises shall be deemed ready for occupancy (and the Commencement Date shall occur and rent shall commence to accrue) on the date the Premises would have been ready for occupancy but for the causes described in this subparagraph (d).

(e)          When the Commencement Date is established, Landlord and Tenant shall promptly execute and acknowledge a memorandum, in the form attached hereto as Exhibit "C", of the Commencement Date and the date of expiration of the Term (the "Expiration Date").

(f)          If the Tenant or any person claiming through the Tenant shall have continued to occupy the Premises after the Expiration Date or earlier termination of the Term or any renewal thereof in accordance with this Lease, and if the Landlord shall have consented in writing to such continuation of occupancy, such occupancy (unless the parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy. The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least ninety (90) days prior to the end of any calendar month, that the party giving such notice elects to terminate the month-to-month tenancy at the end of that calendar month, in which event, such tenancy shall so terminate. If such occupancy shall have continued without Landlord's written consent, then such occupancy shall be in violation of this Lease, in which event, Tenant shall be liable for (i) the Fixed Rent payable with respect to each monthly period of any month-to-month tenancy until Tenant's occupancy ceases (and to each monthly period of continued occupancy which may occur without Landlord's consent) in an amount equal to: (a) for a period of up to ninety (90) days immediately following the Expiration Date or earlier termination of the Term or any renewal thereof, one hundred fifty percent (150%) for each such month of the monthly Fixed Rent payable under Article 4(b) for the last full month of the Term preceding such Expiration Date or date of earlier termination thereof; and (b) thereafter, for each such monthly period, two hundred percent (200%) for each such month of the monthly Fixed Rent payable under Article 4(b) for the last full month of the Term preceding such Expiration Date or date of earlier termination thereof. Any month-to-month tenancy arising with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this Article 4(f). If the Landlord shall have given to Tenant, at least thirty (30) days prior to the Expiration Date or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that Landlord has committed to lease all or any portion of the Premises to an unrelated third party tenant in an arms-length lease (which commitment shall be evidenced by a fully-executed letter of intent between Landlord and such unrelated third party tenant, delivered to Tenant with material monetary terms redacted therein), then in addition to the other amounts owed to Landlord by Tenant pursuant to this Article 4(f), Tenant (i) shall be liable for any and all losses, claims, costs, expenses and damages suffered or incurred by Landlord (including, without limit thereto, court costs and counsel fees), whether direct or consequential, whether foreseen or unforeseen as a result of such continued occupancy, and Landlord shall have all of the rights and remedies available under this Lease, or at law or in equity, for such violation and, without limitation of the foregoing clause (i), (ii) will indemnify and hold harmless Landlord from and against all claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant. Any month-to-month tenancy arising with or without Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this Article 4(f).

4.       Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Taxes.

(a)          Tenant shall pay to Landlord as rent under this Lease the aggregate of:

(i)         Fixed Rent (as defined in Article 4(b) of this Lease);

(ii)        Tenant's share of Tenant Energy Costs (as defined in Article 4(d) of this Lease);

(iii)       Tenant's proportionate share (as defined in Article 4(c) of this Lease) of increases in Annual Operating Costs (as defined in Article 4(e) of this Lease) over Base Operating Costs (as defined in Article 4(e)(iii) of this Lease);

(iv)       Tenant's proportionate share of increases in Annual Tax Costs (as defined in Article 4(f)(i) of this Lease) over Base Tax Costs (as defined in Article 4(f)(ii) of this Lease); and

(v)        All other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

(b)          Fixed Rent.

(i)         The minimum fixed annual rent (the "Fixed Rent") due each lease year of the Term shall be due and payable in lawful money of the United States of America, in equal monthly installments in advance and without prior demand, notice, set-off or deduction on the first day of each and every month during the Term in accordance with the following schedule (the beginning and ending dates of which shall be adjusted if the Commencement Date of the eleven (11) year Term is other than January 1, 2013):

Lease Period	Rent / Sq. Ft.	Annual Rent	Monthly Rent
01.01.13 – 12.31.13*	$24.00	$1,788,384.00	$149,032.00
01.01.14 – 12.31.14	$24.50	$1,825,642.00	$152,136.83
01.01.15 – 12.31.15	$25.00	$1,862,900.00	$155,241.67
01.01.16 – 12.31.16	$25.50	$1,900,158.00	$158,346.50
01.01.17 – 12.31.17	$26.00	$1,937,416.00	$161,451.33
01.01.18 – 12.31.18	$26.50	$1,974,674.00	$164,556.17
01.01.19 – 12.31.19	$27.00	$2,011,932.00	$167,661.00
01.01.20 – 12.31.20	$27.50	$2,049,190.00	$170,765.83
01.01.21 – 12.31.21	$28.00	$2,086,448.00	$173,870.67
01.01.22 – 12.31.22	$28.50	$2,123,706.00	$176,975.50
01.01.23 – 12.31.23	$29.00	$2,160,964.00	$180,080.33

* The foregoing notwithstanding, Fixed Rent, but not Tenant Energy Costs or any other amount owed by Tenant to Landlord under the Lease, shall be conditionally abated during the first 365 days of the Term. During all other periods of the Term, Tenant shall make Fixed Rent payments without any abatement as provided herein. Should this Lease or Tenant's right to possess the Premises be terminated on account of an uncured Tenant default following applicable notice and cure periods, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) the unamortized portion of the conditionally abated Fixed Rent, calculated on the basis of an 11 year fully amortizing loan of $1,788,384.00 at 6% per annum. For example, if the Commencement Date is January 1,2013, in the event of a termination as described herein, effective as of December 31, 2017, the portion of conditionally abated Fixed Rent allocable to the time remaining in the Term recoverable by Landlord would be $1,118,708.94.

(ii)        The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease shall be payable to Landlord at the following address: NW 5739, P.O. Box 1450, Minneapolis, MN 55485-5739, or to such other person and at such other place as Landlord may from time to time designate in writing.

(iii)       The first monthly installment of Fixed Rent shall be paid on or before the Commencement Date. The term "lease year" shall mean each annual period commencing on the Commencement Date and each succeeding anniversary thereof.

(iv)       If the Term begins on a day other than the first day of a month, Fixed Rent from the Commencement Date until the first day of the following month shall be prorated and shall be payable in advance on the first day of the Term and, in such event, the installment of Fixed Rent paid on or before the Commencement Date shall be applied to the Fixed Rent due for the first full calendar month of the Term.

(v)        If Landlord cannot deliver possession of all of the Premises to Tenant with the Base Building Improvements and the Tenant Improvements (both as defined in Article 8) Substantially Complete on or before December 1, 2012, as extended for each day of Force Majeure or Tenant Delay (the "Outside Date"), then Fixed Rent shall be abated beginning on the first anniversary of the Commencement Date in an amount equal to one (1) day of Fixed Rent (i.e., $5,071.23 per day) for each day that delivery of possession of the Premises is delayed beyond the Outside Date due to any reason other than Tenant Delay or Force Majeure. To invoke a Tenant Delay or Force Majeure event in connection herewith, Landlord must deliver to Tenant written notice of its invocation not later than ten (10) days immediately following the occurrence of the event giving rise thereto or lose such right to invoke a Tenant Delay or Force Majeure.

(c)          Tenant's Proportionate Share. As used in this Lease, "the square foot area of the Premises" shall be deemed to be 74,516 square feet, "the total square foot area of the Building" shall be deemed to be 74,516 square feet and "Tenant's proportionate share" shall refer to the percentage relationship between the foregoing, namely 100%. Tenant recognizes that, as used in this Lease, the total square foot area of the Premises includes a share of the common areas of the Building.

(d)          Tenant Energy Costs.

(i)         The term "Tenant Energy Costs" shall mean the actual costs to Landlord (without a mark-up charge to Tenant) of furnishing to the respective areas of the Premises utility services, except water, electric and sewer (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Property). Tenant shall contract directly with the provider designated by Landlord for electric service.

(ii)        For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within thirty (30) days after Landlord shall have given to Tenant a written statement or statements of the amount due, Landlord's costs (if any) in such calendar year of supplying utility services (excluding water, electric and sewer) as is Tenant's proportionate share of Landlord's actual costs (without a mark-up charge to Tenant) in such calendar year of supplying utility service (excluding water, electric and sewer), as is supplied to all non-tenanted areas of the Property in connection with the operation of the Property without any administrative costs incurred by Landlord by reason thereof.

(iii)       The method and timing (but not more frequently than monthly) of billing such costs of Landlord (if any) shall be determined by Landlord, using reasonable accounting principles, it being understood that it is not intended that Landlord derive any profit from the supplying of utility services. At Landlord's option, Landlord may bill Tenant for Tenant's proportionate share of Tenant Energy Costs monthly on an estimated basis (which may be adjusted from time to time by Landlord upon prior written notice to Tenant, including the reasonable basis therefor) in advance with a reconciliation of such costs to be made on an annual basis. Tenant shall have the right to audit the Tenant Energy Costs on the same basis as Tenant may audit Annual Operating Costs.

(e)          Annual Operating Costs.

(i)         The term ''Annual Operating Costs" shall mean the actual costs to Landlord of operating and maintaining the Property (including, without limit, all improvements thereto and fixtures and equipment therein or thereon) during each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced for the purpose of determining the Base Operating Costs (as defined in Article 4(e)(iv) below), excluding Tenant Energy Costs (as hereinbefore defined). Such costs shall include, by way of example rather than of limitation, (1) charges or fees for, and taxes on, the furnishing to the Property of water and sewer service, electric energy (excluding the supply of electric energy included in Tenant Energy Costs or paid by Tenant directly to the utility provider); (2) costs of elevator service and charges or fees for maintenance of the Property, planting, replanting and janitorial service, trash removal, policing, cleaning, restriping, resurfacing, maintaining and repairing all walkways, roadways, parking areas forming part of the Property, maintaining all landscaped areas of the Property; (3) charges or fees for any necessary governmental permits; (4) wages, salaries and benefits of employees of Landlord or any management company engaged by Landlord in connection with the Building, management fees, overhead and expenses, provided that Landlord's management/administrative fees and expenses shall be capped at four percent (4%) of Landlord's gross revenue for the Building (not including Tenant Energy Costs or electric costs paid by Tenant directly to the utility provider) and shall be included Landlord's established Base Year Operating Costs; (5) the cost of premiums for hazard, rent, liability, workmen's compensation and other insurance upon the Property or portions thereof; (6) costs arising under service contracts with independent contractors; (7) professional and consulting fees including, without limit, legal and auditing fees; (8) repairs, replacements and improvements to the Property which are appropriate for the continued operation of the Building as a first class office building; and (9) the cost of all other items which, under standard accounting practices, constitute operating or maintenance costs which are attributable to the Property or any portion thereof. The term "Annual Operating Costs" shall not include: (1) depreciation on the Building or equipment; interest on mortgage encumbrances; ground rents; income taxes; salaries of executive officers of Landlord; (2) commissions payable to leasing brokers; (3) expenditures for capital improvements, except (x) those which under generally applied real estate practice are expensed or regarded as deferred expenses and (y) capital expenditures required as a result of Tenant's specific use of the Premises, in either of which cases the cost thereof shall be included in Annual Operating Costs for the calendar year in which the cost shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an interest factor equal to two percent (2%) plus the prime rate at the time Landlord shall have incurred said costs (the prime rate shall mean the rate of interest per annum announced from time to time by Wells Fargo Bank, N. A. or its successor as its prime lending rate, or if such prime lending rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant); (4) free rent, construction allowance(s), advertising and space planning expenses, leasing commissions, accountants' or attorneys' fees, costs and disbursements and other expenses incurred in connection with proposals, negotiations, or disputes with tenants or other occupants or prospective tenants or other occupants, employees, consultants, management agents, leasing agents, purchasers or mortgagees, or associated with the enforcement of any leases or the defense of Landlord's title to or interest in the Premises or any part thereof; (5) costs incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or any vacant space in the Building; (6) salaries, benefits or other compensation paid to leasing agents, promotional directors, officers, directors and executives of Landlord above the rank of general manager, or not directly involved in the on-site, day-to-day operations or management of the Building (except for out-of-pocket expenses of such persons related to the Building or the Premises); (7) contributions to any organizations, whether political or charitable, other than local charitable organizations in amounts consistent with similar Class A buildings; (8) interest or penalties for late payments (unless caused by Tenant); (9) costs reimbursed by insurance or condemnation proceeds; (10) the costs of the Base Building Improvements and costs of correcting defects in the Base Building Improvements; (11) interest, points, fees, principal payments of mortgage debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured; (12) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work; (13) taxes to be paid directly by Tenant, whether or not actually paid; (14) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Premises; (15) general organizational, administrative and overhead costs relating to creating or maintaining Landlord's existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses and all general corporate overhead and general administrative expenses not related to the operation of Building or the Premises; (16) penalties, fines or interest incurred as a result of Landlord's inability or failure to make payment of Annual Tax Costs (unless Tenant's uncured default following applicable notice and cure periods has contributed to such delinquency) and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment of Annual Tax Costs required to be made by Landlord hereunder before delinquency; (17) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Premises to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (18) costs incurred in the sale, financing or refinancing of the Premises or the Building (including, without limitation, transfer taxes); (19) any expenses otherwise includable within Annual Operating Costs to the extent actually reimbursed by persons other than Tenant; (20) any cost or expense related to removal, cleaning, abatement or remediation of hazardous substances or asbestos in or about the Building or the Premises, including, without limitation, hazardous substances in the ground water or soil not caused by Tenant; (21) rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems) except on a temporary basis; (22) the cost of installing, operating and maintaining any commercial concessions operated by Landlord in the Building or of installing, operating and maintaining any specialty services operated by Landlord for the benefit of tenants or other parties other than Tenant, except during any periods during which Tenant is not the sole tenant in the Building; (23) all additions to Building reserves including bad debts and rent loss reserves; (24) the cost of evaluating and replacing any heat pump units, in accordance with Article 16(a)(x) hereof; and (25) reasonable wear and tear of the Premises if the Building is multi-tenanted.

(ii)        Notwithstanding Article 4(e)(i) above, if Landlord shall have purchased any item of capital equipment or shall have made any capital expenditure designed to result in savings or reductions in Annual Operating Costs or Tenant Energy Costs applicable to leased space generally, then the costs of having purchased such equipment and such capital expenditures shall be included in Annual Operating Costs for the calendar year in which the costs shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Annual Operating Costs are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate at the time of Landlord's having incurred said costs, but only to the extent applicable to a lease year during the Term. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Annual Operating Costs for the calendar year in which they shall have been incurred, but only to the extent applicable to a lease year during the Term.

(iii)       The term "Base Operating Costs" shall mean the Annual Operating Costs incurred by Landlord during the calendar year 2013, grossed up to one hundred percent (100%), if the Commencement Date does not occur on January 1, 2013, for any period between January 1, 2013, and the Commencement Date.

(iv)       For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within thirty (30) days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant's proportionate share of the increase, if any, of Annual Operating Costs over Base Operating Costs.

(v)        Anything contained in the foregoing provisions of this Article 4 to the contrary notwithstanding, in any instance in which the Tenant shall have agreed in this Lease or otherwise to provide any item or items of Annual Operating Costs partially or entirely at its own expense, in calculating and allocating increases in Annual Operating Costs over Base Operating Costs pursuant to the foregoing provisions of this subsection, Landlord shall make appropriate adjustments, using reasonable accounting principles, so as to avoid allocating to the Tenant the same such item or items of the Base Operating Costs and Annual Operating Costs (partially or entirely, as aforesaid) being provided to other tenants by Landlord at Landlord's expense. Subject to the preceding sentence, if during all or part of any calendar year, Landlord shall not furnish any item or items of Annual Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of Annual Operating Costs for such period (including without limitation in connection with the calculation of Base Operating Costs) shall be deemed to be increased by an amount equal to the additional costs which would normally have been incurred during such period by Landlord if it had at its own expense furnished such item to such portion of the Building.

(f)            Annual Tax Costs.

(i)         The term "Annual Tax Costs" shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (including "Lease Taxes" as defined in Article 4(j) of this Lease) assessed or imposed upon the Property, plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings to reduce taxes, including attorneys' and appraisers' fees, incurred each calendar year during the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined in this Lease. The term "Annual Tax Costs" shall not mean and include (a) penalties, fines or interest incurred as a result of Landlord's inability or failure to make payment of Annual Tax Costs (unless directly caused by Tenant) and/or to file any tax or informational returns when due, or from Landlord's failure to make any payment of Annual Tax Costs required to be made by Landlord hereunder before delinquency, (b) taxes to be paid directly by Tenant, whether or not actually paid, and (c) transfer or other taxes incurred in the sale, financing or refinancing of the Premises or the Building.

(ii)        The term "Base Tax Costs" shall mean the Annual Tax Costs incurred by Landlord during the calendar year 2013. If Base Tax Costs are subsequently reduced by an assessment appeal or otherwise, then Landlord may retroactively reduce Base Tax Costs for purposes of determining additional rent; provided, however, that any such reduction shall be made and notice thereof given to Tenant no later than the date that is three (3) years after the last calendar day of the calendar year for which the reduction is made.

(iii)       For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within thirty (30) days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant's proportionate share of the increase, if any, of Annual Tax Costs over Base Tax Costs.

(g)          Partial Year. If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration or termination of the Term prior of the end of such calendar year shall not impair the Tenant's obligation under this Lease to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, which shall be paid on demand, as aforesaid).

(h)          Payment of Estimated Increase. Anything in this Lease to the contrary notwithstanding, the Landlord shall be entitled to make from time to time during the Term, a reasonable estimate of the amount of additional rent which may become due under this Lease with respect to any calendar year and to require the Tenant to pay to the Landlord, at the time and in the manner in which the Tenant is required under this Lease to pay the monthly installment of the Fixed Rent with respect to such month, with respect to each calendar month during any such calendar year, one-twelfth (1/12) of the amount which Landlord shall have estimated will become payable on account of increases in Annual Operating Costs and Annual Tax Costs. In such event, Landlord shall cause the actual amount of the additional rent to be computed and a statement thereof sent to the Tenant within one hundred twenty (120) days following the end of the calendar year (the "Landlord's Statement"); the Tenant or the Landlord, as the case may be, shall, within thirty (30) days after such statement is sent to Tenant, pay to the other the amount of any deficiency or overpayment, respectively, therein (even if such statement and repayment are delivered following the expiration or sooner termination of this Lease).

(i)          Disputes. Within ninety (90) days after receipt of Landlord's Statement, Tenant or its staff employees or an independent certified public accountant shall have the right, upon written prior notice to Landlord to audit and review ("Audit") Landlord's records relating to Annual Operating Costs, Base Operating Costs, Annual Tax Costs, and Base Tax Costs for the period covered by such Landlord's Statement, at Tenant's sole cost (including but not limited to the costs of the Expert, as defined below) except as otherwise expressly provided in this subsection.   For the avoidance of doubt, Tenant shall have the right to audit the Base Operating Costs and Base Tax Costs after receipt of Landlord's Statement for calendar year 2014, which is understood shall be received by Tenant in 2015. The Audit shall take place at the office of Landlord where its books and records are located, at a mutually convenient time during Landlord's regular business hours. If, after the Audit, Tenant disagrees with Landlord's calculation of such costs, Tenant shall, within thirty (30) days of completion of the Audit (but not later than one hundred fifty (150) days of Tenant's receipt of Landlord's Statement) so advise Landlord in writing and shall specify the reason for such disagreement. If Landlord and Tenant are unable to resolve such disagreement in good faith within thirty (30) days of Landlord's receipt of such notice, Landlord and Tenant shall select a mutually agreeable certified public accountant (the "Expert"), who will review all information supplied to and by Tenant in connection with said disputed item(s) and determine the amount of the overpayment, if any. The findings of such Expert shall be binding on both parties and not subject to appeal. If the Expert determines that Tenant's ultimate liability for Annual Operating Costs, Annual Tax Costs and Tenant Energy Costs does not equal the aggregate amount actually paid by Tenant to Landlord during the period which is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Expert's final, written determination. If the Expert determines that there is an overcharge for any twelve month period of more than 5% of the amount invoiced by Landlord for such period, Landlord shall pay the costs of the Expert.  Before conducting the Audit, Tenant must pay the full amount of Tenant's Proportionate Share of Annual Operating Costs and Annual Tax Costs then in question. Tenant hereby covenants and agrees that the Expert and any other consultant engaged by Tenant to conduct the Audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. In no event shall this Lease be terminable based upon any disagreement regarding an adjustment of Operating Expenses. Tenant agrees that the results of any Audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity other than Tenant's employees and agents.

(j)          Lease Tax. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease or the value thereof, or upon the Tenant's use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, except if and to the extent that the same are included in the Annual Tax Costs (all of which are herein called "Lease Taxes") the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment, levy or other charge, in which event the Landlord shall be entitled, at its election, to terminate this Lease, to be effective no sooner than twelve (12) months thereafter, by written notice to the Tenant delivered no later than six (6) months after the effectiveness of such change in the tax laws.

5.       Covenant to Pay Rent and Additional Rent; Late Charge.

Tenant shall, without prior demand, notice, setoff or deduction, pay the Fixed Rent and all other sums which may become due by Tenant under this Lease, at the times, at the places and in the manner provided in this Lease. All such other sums shall be payable as additional rent for all purposes whether or not they would otherwise be considered rent. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess ten (10) days, a late charge of five cents ($.05) for each dollar so overdue may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the Lease Interest Rate (defined below) or such lesser amount or rate, if any, as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant in such circumstances. Nothing herein shall be construed as waiving any rights of Landlord arising out of any uncured defaults of Tenant, following applicable notice and cure periods, by reason of Landlord's assessing or accepting any such late payment, the late charge and interest provided herein is separate and apart from any rights relating to remedies of the Landlord after an uncured default by Tenant following applicable notice and cure periods in the performance or observance of the terms of this Lease. Without limiting the generality of the foregoing, if Tenant shall be in uncured default in the performance of any of its obligations under this Lease after the giving of notice and the passing of any applicable cure periods, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon at the Lease Interest Rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant in such circumstances, reasonable attorney's fees and other legal expenses, which sums and costs together with late charge and interest thereon shall be deemed additional rent hereunder. As used in this Lease, the "Lease Interest Rate" shall mean four percent (4%) plus the prime rate.

6.       Use.

The Premises are to be used only by Tenant for general office purposes, which includes a data center, fire suppression system and an emergency generator, and for no other purpose, provided that Tenant may operate a cafeteria in the Premises solely for the use of Tenant's employees and business invitees. Tenant shall not use or occupy the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied, other than as specified in the sentence immediately preceding. Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles, on the Property. Such parking shall be unreserved and be limited to Tenant's proportionate share of the Building, at a ratio of no less (and no more) than four (4) spaces per 1,000 rentable square feet, provided that so long as Tenant leases the entire Building Landlord will mark the number of spaces determined by Tenant for parking by Tenant's visitors, as shown on the Parking Diagram attached hereto as Exhibit "M".

7.       Assignment and Subletting.

(a)          The Tenant shall not mortgage, pledge or encumber this Lease. The Tenant shall not assign this Lease or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, with the exception of the operation of the cafeteria, and of other related, reasonably necessary and/or customarily associated activities accessory to a first class office, by the cafeteria provider or similar vendors (including caterers) and service providers, without on each occasion first obtaining the written consent thereto of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant's goods or other property of the leasehold, and every assignment of assets for the benefit of creditors, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the calling of a meeting of creditors, and the filing by or against Tenant of any petition or notice for a composition with creditors, and any assignment by operation of law. For purposes of the foregoing, a transfer, by any person or persons controlling the Tenant on the date hereof, of such control to a person or persons not controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease, provided that Tenant shall have the right to assign the Lease or sublet all or a portion of the Premises to the following entities (a "Permitted Transfer") without Landlord's approval upon twenty (20) days written notice: (i) to a successor to all of Tenant's business if such succession takes place by merger, consolidation, reorganization, act of legislature or otherwise; or (ii) any entity controlled by, controlling, under common control with or otherwise affiliated with Tenant. No such action taken with or without Landlord's consent shall in any way relieve or release Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

(b)          If Tenant proposes to assign this Lease or sublet all or any portion of the Premises, other than a Permitted Transfer, Tenant shall, prior to the proposed effective date thereof (the "Effective Date"), deliver to Landlord a copy of the proposed agreement and all ancillary agreements with the proposed assignee or subtenant, as applicable. Landlord shall then have all the following rights, any of which Landlord may exercise by written notice to Tenant given within twenty (20) days after Landlord receives the foregoing documents:

(i)          With respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Expiration Date, upon which termination all of Tenant's obligations under this Lease shall expire; or

(ii)          With respect to a proposed subletting of the entire Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date, upon which termination all of Tenant's obligations under this Lease shall expire; or

(iii)          Landlord may consent to the proposed assignment or sublease on such terms and conditions as Landlord may reasonably require, including without limitation, the execution and delivery to Landlord by the assignee of an assumption of liability agreement in form reasonably satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of an agreement to be bound by all of the provisions of this Lease, including the warrant of attorney to confess judgment in ejectment; or, in the case of a sublease, the execution and delivery by the subtenant of a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be required by Landlord; or

(iv)          Landlord may withhold its consent to the proposed assignment or sublease; provided, however, that if Landlord declines to exercise one of the options set forth in items (i) or (ii) above, Landlord will not unreasonably withhold its consent so long as the identity, reputation and financial strength of the proposed assignee or subtenant, and the proposed use of the Premises, are reasonably acceptable to Landlord; provided further, however, that Landlord shall in no event be required to consent to any assignment or sublease to a proposed assignee or subtenant that is (w) a government or any subdivision, agency or instrumentality thereof, (x) a school, college, university or educational institution of any type (whether for profit or non-profit), unless such use is strictly for administrative offices, (y) an employment, recruitment or temporary help, service or agency or (z) another tenant of Landlord in Chesterbrook Corporate Center®, unless no other space of similar size is then available for lease within the Chesterbrook Corporate Center®.

(c)          In the event that Landlord does consent to the assignment or subletting, Tenant shall have one hundred twenty (120) days from its receipt of Landlord's notice thereof to enter into the proposed sublease or assignment with the prospective subtenant or assignee described in Tenant's notice to Landlord. If such sublease or assignment has not been executed within such time period and with such identified assignee or subtenant, the consent given by Landlord shall be considered to have been withdrawn.

(d)          No assignment or sublease, whether with or without the Landlord's consent, shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

(e)          In the event of any sublease or assignment by Tenant of its interest in the Premises or this Lease or any portion thereof, whether or not consented to by Landlord, each monthly installment of Fixed Rent payable hereunder with respect to the Premises or the portion thereof subject to such subletting or assignment shall be increased by an amount equal to (i) in the case of any subletting, the Excess Rent (defined below) for such portion; and, in the case of any assignment, the Excess Rent payable by the assignee as amortized on a monthly basis over the remaining Term of this Lease with interest at the Lease Interest Rate (defined at Article 5 hereof). As used herein, "Excess Rent" shall mean a sum equal to fifty percent (50%) of the amount by which the rent and other charges or other consideration paid to Tenant by any subtenant or assignee exceeds the pro rata portion, for each month of such subletting or assignment, of the Fixed Rent and additional rent for such space then payable for such month by Tenant to Landlord pursuant to the provisions of this Lease in the absence of this Article 7(e), less the portion applicable to such month, when amortized from the dates incurred over the remaining term of the sublease or assignment, of Tenant's cost of improvements made or paid for by Tenant to satisfy the needs of the subtenant, and legal fees, leasing commissions and similar capital costs incurred by Tenant in connection with the assignment or subletting.

(f)          If Landlord exercises any of its options under Article 7(b)(i) or (ii), Landlord may then lease the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, after the Effective Date without liability whatsoever to Tenant.

(g)          In addition to, and not in lieu of, any other rights and remedies available to Landlord therefor, other man with respect to a Permitted Transfer, Landlord shall have the right to terminate this Lease if Tenant seeks to assign, or underlet the Premises without first obtaining Landlord's written consent and such right shall continue for ten (10) business days after the date that Landlord receives written notice of such assignment or sublet by Tenant. In the event that Landlord exercises said right to terminate, said termination shall become effective on the date set forth in Landlord's written notice.

(h)          Tenant shall pay Landlord, as additional rent, a reimbursement for all reasonable expenses incurred by Landlord, including counsel fees, in connection with Landlord's review of any subletting or assignment request from Tenant, irrespective of Landlord's election to approve or deny such request.

8.       Improvement of the Premises; Base Building Improvements.

(a)          Base Building Improvements. Prior to the Commencement Date, Landlord, at Landlord's sole cost and expense, shall cause the following work (collectively, the "Base Building Improvements") to be performed to the Premises:   (i) renovate alt restrooms in the Building, which renovation shall include new ceiling tiles, new wall paper, new wood, louvered stall doors which run from the floor to the ceiling, new corian stall separators which shall run from floor to ceiling, new automatic faucets and new lights; (ii); complete the repairs needed to the existing heat pumps as set forth in items 1 – 4 in the report issued by Tracey Mechanical, Inc., dated April 16, 2012, attached hereto as Exhibit "D" (the "Tracey Report"); (iii) replace all heat pumps requiring replacement (but in no event fewer than ten percent (10%) of the heat pumps in the Building as of the date of this Lease); (iv) replace the existing roof of the Building; (v) install a unisex restroom on the second floor of the Building, in accordance with the Americans with Disabilities Act, as in force and effect at the time of the work being performed ("ADA"), in the location on the second floor of the Building as set forth on the Tenant Construction Plans; and (vi) replace two (2) cooling towers on the roof. The cost of performing the Base Building Improvements shall not be passed through to the Tenant as an Operating Cost. Landlord shall also equip the Premises with basic fire safety and sprinkler systems and provide access to allow connection of fire and life safety devices as required by the applicable code. Landlord represents and warrants and covenants that on the Commencement Date the Premises (with the exception of restrooms except the newly constructed restroom described above) shall be delivered in compliance with all local, state and federal codes and laws, including the ADA. Landlord will coordinate, at its sole cost and expense, the structural, mechanical, electrical and plumbing plans for the Base Building Improvements.

(b)          Tenant Construction Plans and Tenant Improvements. In addition to the Base Building Improvements set forth above, in connection with Tenant's execution of this Lease and occupancy of the Premises, Landlord shall construct Tenant Improvements as defined in this Article 8(b). Tenant's improvement specifications and plans for the Premises shall be prepared by Tenant's architect, licensed and registered in the Commonwealth of Pennsylvania. The Tenant Construction Plans will be complete architectural drawings, specifications and finish schedules prepared in sufficient detail to permit Landlord to construct the Tenant Improvements, and shall include partition layout (dimensioned), door location and door schedule including hardware, reflected ceiling plan, telephone and electrical outlets with locations (dimensioned), demolition plan, engineered electrical, engineered HVAC and/or plumbing work, engineered mechanicals, special loading requirements, such as the location of file cabinets and special equipment, openings in the walls or floors, all necessary sections and details for special equipment and fixtures, and finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes. The Tenant construction plans shall be prepared in accordance with applicable laws and code requirements. Landlord stipulates and agrees that prior to the execution of this Lease Landlord received from Tenant a preliminary bid set of the Tenant construction plans for the Premises. Tenant shall deliver to Landlord no later than July 6, 2012, a 100% complete bid set (incorporating Landlord's comments to the preliminary bid set delivered to Landlord). Landlord shall not unreasonably withhold, condition or delay its approval of the Tenant construction plans. Landlord shall provide its approval of, or comments to, the proposed Tenant construction plans received by Landlord within five (5) business days after such receipt. If Landlord returns the Tenant construction plans to Tenant with requested modifications, within five (5) business days after receipt of Landlord's requested modifications, such modifications shall be evaluated by Tenant and, if approved by Tenant, made to the Tenant construction plans, and such modified Tenant construction plans shall be resubmitted to Landlord for Landlord's approval of, or comments to, such modified Tenant construction plans within five (5) business days after Landlord's receipt thereof. This procedure shall be repeated until the Tenant construction plans are finally approved by Landlord and written approval has been delivered to and received by Tenant. Except for conditions and events beyond the reasonable control of Landlord, Landlord's failure to notify Tenant of its approval or disapproval of the Tenant construction plans within five (5) business days after Landlord receives the Tenant construction plans or within five (5) business days after Landlord receives any revised Tenant construction plans, as the case may be, shall be deemed a consent by Landlord to the Tenant construction plans, Upon approval by Landlord, the Tenant construction plans will be sealed by Tenant's architect, delivered to Landlord, shall become final and shall not be changed without Landlord's further approval, which shall not be unreasonably withheld, conditioned or delayed (as finally approved, the "Tenant Construction Plans"). The Tenant Construction Plans, upon completion, shall be attached hereto as Exhibit "E". The work described in the Tenant Construction Plans is referred to in this Lease as the "Tenant Improvements".

(c)          Completion by Landlord as Construction Manager. Landlord as construction manager shall construct the Tenant Improvements in accordance with the Tenant Construction Plans. Landlord as construction manager will solicit competitive bids from at least three qualified (3) contractors (none of whom shall be related directly or indirectly to Landlord), including but not limited to Shields Construction Company, Norwood and RH Reinhardt, for the Tenant Improvements, provide such bids electronically to Tenant, and will enter into a construction contract with the general contractor that is the lowest responsible bidder after reviewing the bids with, and giving reasonable consideration to the input of, Tenant. Upon selection of a general contractor, Landlord will provide to Tenant a detailed construction schedule for completion of the Tenant Improvements. Landlord shall be paid an administrative and construction management fee for Landlord's supervision of such construction in an amount equal to three percent (3%) of Landlord's Cost (as used herein, "Landlord's Cost" means Landlord's out-of-pocket contract or purchase price(s) for materials, components, labor, change orders, services, insurance requirements, "general conditions", permits, and all other costs necessary to complete the Tenant Improvements, but exclusive of soft costs for architectural and engineering fees, voice and data cabling, security and audio visual costs and Landlord's construction management fee). The bid package will be in substantially the format attached to this Lease as Exhibit "K".

(d)          Changes to the Tenant Construction Plans. If, at any time following Landlord's and Tenant's final approval of the Tenant Construction Plans, Tenant shall request a change in the Tenant Construction Plans, then Tenant shall prepare and submit to Landlord modified Tenant Construction Plans describing in detail the requirements of construction of the proposed changes. Landlord shall review each such request promptly following receipt thereof. Upon Landlord's review of the proposed change, Landlord shall submit the same to Landlord's contractor within three (3) business days following receipt thereof and shall request from Landlord's contractor a response detailing the estimated cost and schedule impact of the proposed change to the Tenant Construction Plans (the "Contractor's Response"). Upon Landlord's receipt of the Contractor's Response, Landlord shall promptly forward the same to Tenant. Within three (3) business days of Tenant's receipt of the Contractor's Response, Tenant shall either (1) approve and deliver to Landlord the Contractor' Response, indicating its approval by placing an authorized signature thereon, or (2) disapprove the Contractor's Response in its entirety. Approval by Tenant of the Contractor's Response shall be deemed approval of all cost and schedule impacts set forth therein and shall serve as authorization to incorporate the approved change into the Tenant Construction Plans. Tenant, Landlord and Landlord's contractor shall promptly execute a formal change order (directed to Landlord's contractor) promptly following Landlord's presentation of the same to Tenant. No change in the Tenant Construction Plans shall commence until execution of the formal change order by Tenant, Landlord and Landlord's contractor. Tenant shall submit to Landlord revised Tenant construction documents (in the form of revised drawings and specifications) to the extent necessary to reflect the approved change in the Tenant Construction Plans. The failure of Tenant to deliver the Contractor's Response to Landlord within three (3) business days of receipt shall be deemed a disapproval of the Contractor's Response by Tenant. In the event any specified materials or components shall not be reasonably or readily available, Landlord may propose substitutions of materials and/or components of substantially equivalent grade and quality, consistent with prudent construction practices, subject to the consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed.

(e)          Construction Standards. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction. Landlord shall provide a certificate of occupancy to Tenant upon Substantial Completion of the work.

(f)           Tenant Improvement Costs. Tenant shall, subject to Article 8(g) below, pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Landlord or Tenant by the general contractor and all subcontractors for performing such construction, (iii) the cost to Landlord of performing directly any portion of such construction, (iv) project management fees, (v) construction permit fees, (vi) costs of built-in furniture, (vii) mechanical, electrical, plumbing and structural engineering fees, and (viii) cabling costs (together, the "Tenant Improvement Costs").

(g)          Tenant Allowance. Landlord shall provide an allowance to Tenant in the amount of $3,204,188.00 (the "Tenant Allowance").

(h)          Payment for Tenant Improvement Costs. If the Tenant Improvement Costs are estimated to exceed the Tenant Allowance based upon the budget for the Tenant Improvements, Tenant agrees to prepay such projected excess to Landlord within ten (10) days of being billed therefor, even though such costs have not been incurred. Upon completion of the Tenant Improvements by Landlord, Tenant shall pay to Landlord all costs incurred in excess of the Tenant Allowance, which were not previously paid by Tenant to Landlord, or Landlord shall promptly reimburse to Tenant any amount of the projected costs of the Tenant Improvements prepaid by Tenant to Landlord which were not actually expended by Landlord for the Tenant Improvements.

(i)          Rent Credit. In the event that the Tenant Allowance exceeds the Tenant Improvement Costs, Landlord shall promptly provide to Tenant a Fixed Rent credit in the amount of the difference between the actual Tenant Improvement Costs and the Tenant Allowance until repaid in full.

(j)          Base Building Improvements and Tenant Improvements. If Landlord bids the Base Building Improvements and the Tenant Improvements as one bid package to the general contractors, Landlord shall be required to delineate the Base Building Improvements from the Tenant Improvements in the bid package and shall require the general contractors bidding the work to provide separate bids for the Base Building Improvements and the Tenant Improvements, respectively.

(k)          Schedule. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements and the Base Building Improvements to be Substantially Completed not later than the Outside Date as defined in Article 4(b)(v).   During the construction of the Base Building Improvements and the Tenant Improvements, Tenant shall not be required to pay any electric or utility costs and the same shall not be factored into the Base Operating Costs.

(l)          Direct Tenant Work. Notwithstanding anything herein, Tenant's telephone and data wiring and cabling (hereinafter called the "Direct Tenant Work") shall be installed in accordance with the Tenant Construction Plans by contractors contracting with Tenant and not with Landlord. Landlord, at no cost to Tenant, shall provide Tenant riser access and telephone closet access for Tenant's Direct Tenant Work as well as the installation of any roof top antennae equipment, subject to Landlord's reasonable approval and applicable corporate park covenants and governmental requirements.

(m)          Access; Acceptance of Work. Landlord shall afford Tenant and its employees, agents and contractors access to the Premises, at reasonable times prior to the Commencement Date and at Tenant's sole risk and expense, in accordance with Exhibit "F" ("Early Access by Tenant"), for the purposes of (i) inspecting and verifying the completion and integrity of the Base Building Improvements and the Tenant Improvements, and shall advise Landlord within five (5) business days of any objection to the performance of such work; and (ii) beginning thirty (30) days prior to the Commencement Date as then reasonably estimated by Landlord, for installation of Tenant's furniture and wiring. Access for such purposes shall not be deemed to constitute possession or occupancy. Landlord shall promptly undertake and diligently prosecute, at Landlord's sole cost and expense, the correction of any defective work of which it is notified as aforesaid. Within thirty (30) days after the Base Building Improvements and the Tenant Improvements are Substantially Complete, Tenant shall give Landlord a written list (the "Final Punch List") of all contended defects and details of construction, mechanical adjustment or decoration remaining to be performed, if any, in Landlord's construction work. Landlord shall correct all items on the Final Punch List that constitute valid defects or applicable details within thirty (30) days after Landlord's receipt of the Final Punch List, unless the nature of the defect or variance is such that a longer period of time is required to repair or correct the same, in which case Landlord shall exercise due diligence in correcting such defect or variance at the earliest possible date and with a minimum of interference with the operation of Tenant. Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the Final Punch List constitutes a valid defect shall be reasonably determined by Landlord's Architect. The foregoing process for the correction of any defective work shall not apply, however, to latent defects in such work which could not reasonably have been discovered theretofore, provided Tenant notifies Landlord thereof within twelve (12) months after occupancy

9.       Alterations.

Prior to making or permitting to be made any alterations, additions or improvements ("Alterations") to the Premises or any part thereof, Tenant shall first submit a detailed description thereof to Landlord and obtain Landlord's written approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord's approval shall not be required (but prior notice to Landlord describing the proposed Alterations must be provided) for (a) painting, (b) carpet refurbishment, or (c) Alterations that: do not exceed $75,000 in the aggregate; and (i) are not visible from the exterior of the Premises; (ii) do not affect any Building system or the structural elements of the Building; (iii) do not require material penetrations into the floor, ceiling or walls; and (iv) do not require material work within the walls, below the floor or above the ceiling. For any Alterations, Landlord, at Landlord's option, shall have the right to provide construction management for and on behalf of Tenant, at Tenant's sole expense, constituting five percent (5%) of the Alteration's total cost. All alterations, additions or improvements made by Tenant subsequent to the Tenant Improvements and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord's option, after written notice to Tenant upon providing approval to said Alterations, any or all of the foregoing which may be designated by Landlord shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal. Notwithstanding anything in this Lease, unless otherwise requested by Landlord in writing, Tenant shall remove all Direct Tenant Work (defined at Article 8(1) hereof) and shall repair all damage to the Premises caused by the installation or removal of such Direct Tenant Work. Subject to Article 16(a)(ix) below, Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord's consent may be withheld in its sole discretion for any such improvement which would be on the exterior of the Building or visible from outside of the Building. Tenant shall not place weights anywhere beyond the safe carrying capacity of the structure.

10.       Rules and Regulations.

The rules and regulations attached to this Lease as Exhibit "H", and such additions or modifications thereof as may from time to time be made by Landlord upon written notice to Tenant, shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Tenant also covenants that said rules and regulations will be faithfully observed by Tenant, Tenant's employees, and all those visiting the Premises or claiming under Tenant from and after receipt thereof by Tenant. Notwithstanding the foregoing, no additions or modifications to the rules and regulations shall increase Tenant's obligations or decrease its rights under this Lease and Landlord covenants and agrees to enforce the rules and regulations in a uniform and non-discriminatory manner.

11.       Fire or Other Casualty.

If, during the Term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), and in Landlord's reasonable opinion cannot be repaired within two hundred seventy (270) days of the fire or other casualty, then, at either Tenant or Landlord's option, the Term of this Lease upon written notice from Tenant or Landlord given within thirty (30) days after the occurrence of such damage, shall terminate as of the date of the occurrence of such damage. In such case, Tenant shall pay the rent apportioned to the date of such termination and Landlord may enter upon and repossess the Premises without further notice, provided such entry and repossession shall not operate to exclude Tenant or Tenant's employees or agents from recovering and removing its personal property, furniture, fixtures or equipment from the Premises. If this Lease is not terminated, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord's reasonable control, will use commercially reasonable efforts to repair within ninety (90) days whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises, the Fixed Rent shall be suspended in proportion to the number of square feet of the Premises rendered untenantable. If the Premises or the Building shall be damaged so that such damage does not render the Premises or any portion thereof unfit for occupancy, Landlord will use commercially reasonable efforts to repair within ninety (90) days whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and rent will not be apportioned or suspended. Notwithstanding any other provisions of this Article 11,  (a) if any damage is directly caused by or directly results from the gross negligence of Tenant, those claiming under Tenant, or their employees or invitees, respectively, rent shall not be suspended or apportioned and Tenant shall pay, as additional rent upon demand, the cost of any repairs, made or to be made, of such damage and of any restorations, made or to be made, as a result of such damage, (b) Landlord shall have no duty to repair or replace any personal property, or any of Tenant's fixtures or equipment or any alterations, improvements or decorations made by Tenant, or any Direct Tenant Work, and (c) Landlord and Tenant shall have the right to terminate this Lease upon giving written notice to the other at any time within thirty (30) days after the date of the damage if the Premises is damaged by fire or other casualty precluding Tenant from occupying twenty five percent (25%) or more of the Premises occupied by Tenant at the time of the fire or other casualty during the last six (6) months of the Term, unless Tenant, having the right to renew the Term pursuant to an express provision contained in this Lease, has effectively extended the Term for a term in excess of one (1) year following the occurrence of the fire or other casualty.

12.       Landlord's Right to Enter.

Upon twenty-four (24) hours prior written notice, Tenant will permit Landlord, Landlord's agents or employees or any other person or persons authorized in writing by Landlord:

(a)          to inspect the Premises at any time,

(b)          to enter the Premises, with a Tenant representative present, if Landlord shall so elect for making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building, and

(c)          to enter and exhibit the Premises to be let, with a Tenant representative present, during the last twelve (12) months of the Term.

No such entry shall be treated as a deprivation or interference with Tenant's use and possession of the Premises.

13.       Insurance.

(a)          Intentionally deleted.

(b)          Tenant shall maintain throughout the Term, at Tenant's expense:

(i)          Commercial General Liability Insurance with coverage limits of not less than $1,000,000 combined single limit for bodily injury, personal injury, death and property damage per occurrence and per location aggregate insuring tenant and naming Landlord, its general partner, lender(s), the asset manager and the properly manager (the names of which shall be provided by Landlord to Tenant and may be changed by Landlord from time to time), as additional insureds insuring against any and all liability of the insureds with respect to the Premises or arising out of or related to any occurrences within the Premises, Tenant's use or occupancy of the Premises, the condition of the Premises, the acts or omissions of Tenant and its agents, employees, contractors in the Premises and elsewhere in the Building, the installation, construction and/or maintenance of the Tenant Improvements or other alterations or improvements by Tenant;

(ii)         Workers' Compensation coverages required by law, together with Employers' Liability coverage with a limit of not less than $500,000;

(iii)        Property Insurance written on an ISO special causes of loss or similar form, covering the Tenant Improvements, all Tenant-owned equipment, and contents in an amount of not less than the 100% replacement cost without co-insurance;

(iv)        Intentionally deleted;

(v)         Intentionally deleted;

(vi)        Automobile Liability Insurance including coverage for Hired Car and Non-Owned automobile liability with coverage limits of not less than $1,000,000 combined single limit for bodily injury and property damage; and

(vii)       Umbrella Liability Insurance with coverage for the full limit carried by the Tenant but not less than $5,000,000 covering over the Commercial General Liability, Automobile Liability and Employers' Liability limits outlined above.

(c)          Landlord, Landlord's property manager, Landlord's asset manager and Landlord's mortgagees, shall be named as additional insured on a primary and non-contributory basis as respects General Liability, Automobile Liability and Employers' Liability outlined above. If Tenant purchases higher limits than the limits required under this Article 13, then the additional insured shall be included to the full limit purchased.

(d)          All insurance policies shall be issued by insurance carriers having an A.M. Best rating of A- VIII and licensed to do business in the state where the Building is located.

(e)          Landlord shall maintain throughout the Term so-called all-risk or fire and extended coverage insurance upon the Building. The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property, Landlord shall have the right, at its sole discretion to maintain other insurance as a reasonably prudent landlord would obtain for similar property.

(f)          Intentionally deleted.

14.       Repairs and Condition of Premises.

At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred directly as a result of the gross negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) and repairs to be performed by Landlord under Article 16(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs to the interior of the Premises, except for Base Building Improvements or any structural components of the Building. Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises. Tenant will also at all times, subject to Article 16(a)(iv) of this Lease, remove all dirt, rubbish, waste and refuse from the Premises and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Premises. Any of Tenant's property remaining on the Premises on the date of the expiration or termination of the Term shall be deemed abandoned by Tenant and may be removed and disposed of in such manner as Landlord may, at its sole discretion, determine, and Tenant shall reimburse Landlord, upon demand, for the cost of such removal and disposal, plus ten percent (10%) for overhead.

15.       Compliance with Law.

Throughout the Term of this Lease, but subject to any express provisions of this Lease to the contrary, Tenant shall comply promptly with all laws and ordinances, including, without limitation, the ADA, and all notices, requirements, orders, regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Premises and any property appurtenant thereto and Tenant's use thereof; Tenant also agrees that it shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any of the laws, ordinances, notices, requirements, orders, regulations and recommendations hereinabove referred to in this Article. During the Term, Landlord shall, at its sole cost and expense and using its commercially reasonable efforts, ensure the continued compliance of the Premises and the Building with all local, state and federal codes and laws, now or hereafter existing, the observance of which are necessary for Tenant's continued use and occupancy of the Premises as general office space.

16.       Services.

(a)          Landlord agrees that it shall:

(i)          HVAC. Furnish heat, ventilation and air conditioning to the Premises, twenty-four (24) hours per day, three hundred sixty-five (365) days per year; year-round heating, ventilating, and air conditioning providing reasonably comfortable conditions (no warmer than 74°F (within reasonable tolerances) in summer months, at no higher than 50% humidity, and at no less than 72°F (within reasonable tolerances) in winter months), provided that in any given room or area of Tenant's demised premises, the occupancy does not exceed one person for each 150 square feet, and total electric load does not exceed 5 watts per sq. ft. for all purposes, including lighting and power; Landlord shall not be responsible for the failure of the air conditioning system to meet the foregoing design performance specifications if such failure results from excess occupancy of the Premises or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds 5 watts per sq. ft.; if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord's costs of supplying air conditioning resulting from such excess, at such rates as Landlord shall reasonably establish therefor; if due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the heating, ventilating or air conditioning in the Premises results, necessitating changes in the system servicing the Premises, such changes may be made by Landlord upon request by Tenant at Tenant's sole cost and expense, subject to the provisions of section (b) of this Article 16. Tenant agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said heating, ventilating and air conditioning system; the foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall be solely responsible at its sole cost and expense, for the maintenance and repair of any supplemental heat, ventilation and air conditioning unit in the Premises whether installed by Tenant or in the Premises on the Commencement Date. Supplemental HVAC will be limited to any HVAC equipment for Tenant's data center, currently located on the third floor of the Building and for the first-floor room of the Building in which the UPS batteries are housed;

(ii)         Elevators. Provide two (2) passenger elevators to service the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year;

(iii)        Access. Furnish to Tenant's employees and agents access to the Premises at all times, subject to compliance with such security measures as shall be in effect for the Building;

(iv)        Janitorial. Provide to the Premises janitorial service in accordance with the schedule annexed hereto as Exhibit "G"; any and all additional or specialized janitorial service desired by Tenant, beyond those services listed on Exhibit "G," including but not limited to janitorial service for Tenant's cafeteria, shall be contracted for by Tenant directly with Landlord's janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant; no trash removal services will be provided by Landlord for the removal of trash or refuse from the cafeteria or other trash or refuse of a character or quantity not customary for normal office users, unless Tenant shall first agree to the payment of Landlord's cost thereof;

(v)         Repairs. Make all structural repairs to the Building, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Premises (excluding repairs to any non-building standard fixtures, supplemental HVAC units and equipment of Tenant, and/or other improvements installed or made by or at the request of Tenant all of which must be repaired and maintained by the Tenant), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or willful misconduct of Tenant or its agents, employees, invitees, express or implied, Landlord may make such repair and the cost thereof, plus ten percent (10%) of such cost for Landlord's overhead, shall be paid by Tenant to

Landlord within thirty (30) days after written demand, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds;

(vi)        Water. Provide hot and cold water, for drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

(vii)       Public Areas. Keep and maintain the public areas (including exterior landscaping) and facilities of the Building clean and in good working order and condition, and the sidewalks and parking areas adjoining the Building in good repair and free from accumulations of snow and ice;

(viii)      Electricity. Provide transmission facilities to the Premises as reasonably required by Tenant but in no event exceeding 5 watts per square foot of rentable area for the use of Tenant in the Premises; Tenant agrees to become an individually metered customer of the public utility selected by Landlord to provide electricity to the Building, and to pay for electric service to the Premises directly to such public utility; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall furnish and install all replacement tubes, lamps, bulbs and ballasts required in the Premises, at Tenant's expense; Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises;

(ix)        Signage. Tenant shall have the right, with Landlord's prior approval (which shall not be unreasonably withheld, delayed or conditioned), to install signs within the Building, provided that they are not visible from outside of the Building. Tenant shall have the exclusive right to have its name on the Building's monument sign, backlit or otherwise illuminated, subject to applicable ordinances and covenants and Landlord's approval of any proposed signage, for so long as Landlord has not recaptured any portion of the Premises pursuant to Section 39 below and following such recapture event Tenant's use of the monument sign shall not be more than Tenant's proportionate share of the area of the monument sign, Landlord stipulates that the signage depicted in Exhibit "N", attached hereto, is approved in accordance with the requirements of this provision.

(x)         Heat Pumps. During each year of the Term, Landlord shall have the Building HVAC system evaluated by an independent, reputable third party HVAC contractor selected by Landlord and reasonably acceptable to Tenant and replace, at its sole cost, any heat pump units that are deemed no longer serviceable. In addition. Landlord will, at all times, store four new heat pump units (two (2) –  3 ton units and two (2) – 4 ton units) exclusively for the Building so that they can be installed within twenty-four (24) hours and during off-hours.

(b)          Special Equipment. Other than installed by Landlord as components of the Tenant Improvements, Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord Landlord's cost of restoring such systems (other than those installed by Landlord as components of the Tenant Improvements) to their condition prior to such replacements, changes or additions.

(c)          Interruption of Service. In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, the operation of any of the elevators or other machinery or apparatus may be changed or suspended. As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services required to be provided by Landlord, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where directly caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or causes beyond Landlord's reasonable control, but only so long as Landlord notifies Tenant within two (2) business days of such occurrence and Landlord uses commercially reasonable efforts to mitigate any such failure, interruption or inadequacy. Notwithstanding the foregoing, however, if a cessation of the elevator or other mechanical apparatus, electric, heating, ventilation or air conditioning service occurs which (i) materially impairs the ability of Tenant to access or utilize all or a substantial portion of the Premises due to such condition, (ii) was caused by, or continues due to, the negligence or willful misconduct of Landlord or Landlord's agents or employees, and (iii) which continues for more than three (3) business days, then Fixed Rent shall abate beginning on the fourth (4th) business day until service is fully restored.

17.       Notice of Breakage, Fire, Theft.

Tenant shall give to Landlord prompt written notice, but in no event later than forty-eight (48) hours after actual knowledge of the occurrence in question, of any

(a)         accident or breakage or defects in the window glass, wires, plumbing or heating ventilating or cooling apparatus, elevators or other apparatus, walls or ceiling tiles,

(b)         fire or other casualty, or

(c)         theft.

18.       (Intentionally Deleted).

19.       Mechanics' and Other Liens.

(a)         Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, the Building or any part of any of them or Landlord's interest therein.

(b)         Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material,

equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant, but not to the extent resulting from the acts or omissions of Landlord or Landlord's agents or employees) which is or may become a lien upon the Premises, the Property, the Building or any part of any of them or the income therefrom or any fixture, equipment or similar property therein.

(c)         If any lien or claim shall be filed, Tenant, within thirty (30) days after the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs. Any amounts so paid by Landlord and all costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord's making of the payment or incurring of the cost or expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days after specifically detailed demand therefor.

(d)          Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any of them, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any of them.

(e)          Promptly after the completion of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman engaged by Tenant, Tenant shall deliver to the Landlord partial and/or final releases of liens (whichever shall be applicable) from each such contractor, subcontractor or materialman for work that has been performed and paid for to date and, upon completion of any project, an affidavit from its contractor that it and all subcontractors and materialmen hired by it have been paid for all work done with respect to the project. With respect to any project that is bonded, prior to the commencement of any work Tenant shall also provide Landlord with a copy of a Waiver of Liens from its contractor which has been filed with the Prothonotary of Chester County, Pennsylvania.

20.       Force Majeure. If either party shall be delayed or hindered in or prevented from the performance of any act required by this Lease by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, inclement weather, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing as required under this Lease, the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Article shall at no time operate to excuse Tenant from any obligations for payment of rent or additional rent. To invoke a Force Majeure event, the invoking party must deliver to the other party written notice of its invocation not later than ten (10) days immediately following the occurrence of the event giving rise thereto or lose such right to invoke Force Majeure.

21.       Defaults By Tenant-Remedies.

If any of the following shall occur:

(a)          Tenant does not pay in full when due any and all installments of rent (whether Fixed Rent or additional rent) or any other charge or payment whether or not herein included as rent after five (5) days written notice, provided that such notice shall not be required more than two (2) times in any twelve (12) month period;

(b)          Tenant violates or fails to perform or comply with any non-monetary covenant, agreement or condition herein contained, and such violation or failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided however that if such failure is not reasonably susceptible of cure within such thirty (30) day period and provided Tenant is diligently pursuing the remedies necessary to cure such failure during the thirty (30) day period, Tenant shall have such additional time as is reasonably necessary to cure such failure;

(c)          Intentionally deleted; or

(d)         An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or any guarantor or surety of Tenant's obligations under this Lease ("Guarantor"), or under any other applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or there is filed against Tenant or a Guarantor a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or a Guarantor of any substantial part of Tenant's or a Guarantor's property, or seeking the winding-up or liquidation of Tenant's or a Guarantor's affairs and such involuntary case or petition is not dismissed within sixty (60) days after the filing thereof, of if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor of any substantial part of Tenant's or a Guarantor's property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshall or constable or Tenant or its stockholders or Board of Directors or any committee thereof takes any action in contemplation, preparation or furtherance of or for any of the foregoing, or, if Tenant or any Guarantor is a corporation and is dissolved or liquidated,

Then, and in any such event, at the sole option of Landlord,

(i)          Intentionally omitted.

(ii)         Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease, Landlord, in addition to Landlord's other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

(A)         the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Lease Interest Rate; plus

(B)         the present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

(C)         the amount (as discounted at the rate of six percent (6%) per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

(D)         any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys fees; plus

(E)         at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

As used in the foregoing clause (B), the "present value at the time of judgment" shall be computed by adding to the rent past due or which would have become due interest at the Lease Interest Rate from the dates such rent was or would have become due to the date of the judgment; and/or

(iii)        Landlord may terminate Tenant's right of possession and may reenter and repossess the Premises by legal proceedings, without terminating this Lease. After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord agrees to mitigate its damages hereunder and may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable and shall use commercially reasonable efforts to relet the Premises or any part or parts thereof (but shall be under no obligation to let the Premises before letting other premises owned by Landlord), either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which otherwise would have constituted the balance of the Term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's sole discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of this Lease, of rent and all other sums payable under this Lease, plus the reasonable and actual costs and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises necessary for reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand. Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting. Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease. Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Article from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord. Tenant, for Tenant and Tenant's successors and assigns, after Landlord's delivery to Tenant of notice of default and the passing of any applicable cure periods, hereby irrevocably constitutes and appoints Landlord, Tenant's and their agent to collect the rents due or to become due under all subleases of the Premises or any parts thereof and Landlord shall apply such rents to Tenant's unpaid rental obligations under this Lease. Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous uncured breach.

Whenever Landlord shall have the right to reenter the Premises under this Lease, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord's option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

For the purposes of computing "the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease," "the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment" and "the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment," as such quoted or any similar phrases are used in this Article 21, the amounts of additional rents which would have been due per year under this Lease shall be such amounts as Landlord shall reasonably estimate to be the per annum rates of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of five percent (5%) per annum.

The parties recognize that no adequate remedy at law may exist for a breach of Articles 6,  7 and 10 hereof. Accordingly, Landlord may seek specific performance of any provision of Articles 6, 7 and 10 hereof.  Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 21. The reference herein to specific performance in connection with Articles 6, 7 and 10 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any uncured default after applicable notice and cure periods on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed additional rent hereunder.

Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(A)         Intentionally deleted.

(B)         WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, FOLLOWING NOTICE AND APPLICABLE CURE PERIODS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT OR OTHER SUMS, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE

OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR.

As used in this Article 21, the "term" shall include the Term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

22.       Remedies Cumulative.

All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent. No termination of this Lease or taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant. The failure of either party to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of that party's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default, each following applicable notice and cure periods.

23.       Excepted from Premises.

In the event that Exhibit "A" or "E" shows as being within the Premises, hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the upper and lower portions of the Building, the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although within the Premises as described hereinabove, shall be taken to be excepted therefrom and reserved to Landlord or to the other lessees of the Building and the same shall not be considered a portion of the Premises. All ducts, pipes, wires or other equipment used in the operation of the Building, or any part thereof, and any space occupied thereby, whether or not within the Premises as described hereinabove, shall likewise be excepted and reserved from the Premises, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same.

24.       Lease Subordinated.

(a)          This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance heretofore or hereafter placed upon any or all of Landlord's interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination, provided that Landlord shall cause the holder of such mortgage as of the date of this Lease to enter into with Tenant a subordination, non-disturbance and attornment agreement (an "SNDA") in form and substance reasonably satisfactory to the holder of such mortgage and Tenant within thirty (30) days following the execution of this Lease. The form attached to this Lease as Exhibit "I" is hereby agreed to be an acceptable form of SNDA.

(b)          As to any mortgage, trust deed or other security instrument which is filed against the Property after the date of this Lease (each, together with all replacements, renewals or extensions thereof, a "Future Mortgage"), the subordination provided for in this Article 24 is subject to the express condition that so long as Tenant is not in an uncured default under this Lease beyond any applicable notice and grace period, (i) Tenant's possession shall not be disturbed by such mortgagee and (ii) this Lease shall not be canceled or terminated by such mortgagee and shall continue in full force and effect upon such foreclosure as a direct lease between Tenant and the person or entity acquiring the interest of Landlord, upon all the terms, covenants, conditions and agreements set forth in this Lease. Tenant shall, at the request of a Future Mortgage, attorn to such holder, and shall execute and deliver, upon demand by the Landlord or the Future Mortgage, such further instrument or instruments in form and substance reasonably satisfactory to Tenant and evidencing such subordination and non-disturbance of the Tenant's right, title and interest under this Lease to the lien of the Future Mortgage. The form attached to this Lease as Exhibit "I" is hereby agreed to be an acceptable form of SNDA.

(c)          Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant's consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

25.       Condemnation.

(a)          If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase including, without limit, any right of Tenant to damages for loss of its leasehold; all right of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall automatically cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

(b)          In the event of any temporary eminent domain taking of the Premises or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant shall continue to pay in full the Fixed Rent, additional rent and all other sums of money and charges in this Lease reserved and provided to be paid by Tenant and Tenant shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term; provided that if such temporary taking shall remain in full force at the expiration or earlier termination of this Lease, the award shall be apportioned between Landlord and Tenant in proportion to the respective portions of the period of temporary taking which falls within the Term and which falls outside the Term.

26.       (Intentionally Deleted).

27.       Notices.

(a)          Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

If intended for Tenant prior to Commencement Date:

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Attention: Andrew I. Koven, Chief Administrative Officer & General Counsel

with a copy to:

Tracy L. Steele, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

If intended for Tenant after Commencement Date:

Auxilium Pharmaceuticals, Inc.

640 Lee Road

Wayne, PA 19087

Attention: Andrew I. Koven, Chief Administrative Officer & General Counsel

with a copy to:

Tracy L. Steele, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

If intended for Landlord:

Chesterbrook Partners, LP

955 Chesterbrook Boulevard, Suite 120

Wayne, PA 19087-5615

Attention: Property Manager

with a copy to:

Chesterbrook Partners, LP

One Pitcaim Place

165 Township Line Road

Jenkintown, PA 19046

Attention: Director of Property Management

with a copy to:

Saul Ewing LLP

1200 Liberty Ridge Drive, Suite 200

Wayne, PA 19087

Attention: Michael S. Burg, Esquire

Notices may be given on behalf of any party by its legal counsel.

(b)          Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery, or

(c)          Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address, or (iii) three (3) business days after deposit thereof at any main or branch United States post office, if sent, in accordance with clause (ii) of subsection (b) of this Article and (iv) one (1) business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Article.

28.       Definition of "the Landlord".

The word "Landlord" is used herein to include the Landlord named above and any subsequent owner of such Landlord's interest in the Building in which the Premises are located, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no continued liability hereunder after it ceases to hold such interest. Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity in its interest in the Property.

29.       Definition of ‘‘the Tenant’’.

As used herein, the term ‘‘Tenant’’ shall be deemed to refer to each and every entity hereinabove named as tenant and to such entities' respective successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant. However, no such rights, privileges or powers shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless (a) pursuant to a Permitted Transfer, (b) the assignment to such assignee has been approved in writing by Landlord if required by the provisions of this Lease and such assignee shall have executed and delivered to Landlord the written documents that may be required by Landlord referred to hereinbefore or (c) Landlord has consented to a sale of all the assets of Tenant or Tenant is otherwise acquired.

30.       Estoppel Certificate; Mortgagee Lease Comments.

Tenant shall from time to time, within ten (10) business days after Landlord shall have requested the same of Tenant, execute, enseal, acknowledge and deliver to Landlord a written instrument in recordable form.

(a)         certifying

(i)          that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold;

(ii)         the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any;

(iii)        the amount of any prepaid rents or credits due to Tenant, if any; and

(iv)        if applicable, that Tenant has accepted the possession of the Premises and has entered into occupancy of the Premises and the date on which the Term shall have commenced and the corresponding expiration date;

(b)         stating whether or not to the knowledge of the signer of such certificate, without independent investigation or inquiry or personal liability, all material conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default following applicable notice and cure periods in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and

(c)         stating any other fact or certifying any other condition customarily and reasonably requested by a landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein. It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser or mortgagee.

31.       Severability.

No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability

(a)          of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or

(b)          of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication. Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

32.       Miscellaneous.

(a)          The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord's sole discretion; provided, however, that Landlord shall not rename the Building at any time in which Tenant leases more than fifty percent (50%) of the rentable square footage thereof. The titles appearing in connection with various articles of this Lease are for convenience only. They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy.

(b)          the term "person" shall be deemed to mean a  natural person, a trustee, a corporation, a partnership and any other form of legal entity;

(c)          all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.

(d)          Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant directly causes Landlord without Landlord's fault to become involved or concerned. Notwithstanding the foregoing, if any legal action, suit or proceeding is commenced between Tenant and Landlord regarding their respective rights and obligations under this Lease, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party

(e)          Intentionally deleted.

(f)          No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only then for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises subject to the terms of this Lease, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

(g)          It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or claim of injury or damage.

(h)          Tenant acknowledges and agrees that Landlord and Landlord's agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as expressly stated in this Lease, with respect to this Lease, the Building, the Property, the Premises, or otherwise.

(i)          Landlord covenants that, as of the date of this Lease, it will neither make nor permit to be made without the prior written consent of Tenant, which consent shall not be unreasonably withheld, delayed or conditioned, any amendment to or waiver with respect to any provision of the leases with Landlord through which (i) Occidental Chemical Corporation, (ii) Trigon Technology Group, LLP and (iii) Cytel, Inc., occupy space in the Building, with respect to any provision which could be construed to continue or extend such tenant's occupancy of its premises in the Building or delay such tenant's vacation or relocation from the Building. Tenant shall notify Landlord of its consent or rejection of any amendment within two (2) business days or receipt from Landlord. Tenant's right of consent shall terminate with respect to each tenant when such tenant has vacated the Building.

33.       Brokers.

Landlord and Tenant represent and warrant to each other that they have not employed, dealt with or negotiated with any broker or agent other than CBRE, Inc. and Studley

(the "Brokers"). Landlord agrees to pay all commissions owed to Brokers. Each party agrees to indemnity, defend and hold the other party harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys' fees, to which the other party may now or hereafter become subject by reason of any claim for commission, fee or other compensation to any broker or agent not listed in this Article as a result of the acts of the indemnifying party.

34.       Security Deposit.

(a)         Tenant, concurrently with its execution of this Lease, shall deliver to Landlord a letter of credit meeting the requirements of Exhibit "L" of this Lease as a Security Deposit the sum of $456,410.49, which sum shall be retained by Landlord as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease. If at any time Tenant shall be in uncured default following applicable notice and cure periods under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion to apply such Security Deposit:

(i)          to payment of:

(A)         any rent for the payment of which Tenant shall be in default as aforesaid;

(B)         any expense incurred by Landlord in curing any such default, and/or;

(C)         any other sums due to Landlord in connection with such default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default; or

(ii)         to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such uncured default following applicable notice and cure periods. Any portion of such deposit which shall not be utilized for any such purpose shall be returned to Tenant upon the expiration of this Lease and surrender of the entire Premises to Landlord. In the event that Landlord shall apply some or all of the security deposit toward one or more of the items referred to in this Article 34 Tenant shall pay to Landlord an amount equal to the sum so applied in replenishment of the security deposit.   Such payment shall be made by Tenant within five (5) days after Landlord's request therefor.

(b)         Provided that if at any time after the third anniversary of the execution date of this Lease: (i) Landlord has not given Tenant notice of a default under this Lease more than two (2) times in the 24-month period preceding, that there then exists no uncured default after notice and opportunity to cure under this Lease; and (ii) Tenant is then profitable per Regulation G of the Sarbanes-Oxley Act, then the Security Deposit shall be reduced to $152,136.83, after not less than ten (10) business days notice from Tenant to Landlord, accompanied by a certification from Tenant chief financial officer that such requirements have been satisfied.

35.       Quiet Enjoyment.

Tenant, upon paying the Fixed Rent, additional rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

36.       Rights of Mortgage Holder.

If the holder of a mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent and a request that Tenant include said mortgage holder as a notice recipient under this Lease, then Tenant agrees to give to such holder notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the holder of record of such mortgage shall have the right, within the greater of thirty (30) days thereafter or the same period of time accorded Landlord under this Lease after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

37.       Whole Agreement.

It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold, and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

38.       Financial Statements.

So long as Tenant is a publicly traded company, Tenant shall have no obligation to deliver financial statements to Landlord. If Tenant is not a publicly traded company, Tenant shall supply then-available financial statements to Landlord within fifteen (15) days after Landlord's request therefor and such financial statements shall be kept confidential by Landlord but may be disclosed by Landlord to: (i) only the limited extent required by law; and (ii) Landlord's employees and advisors (e.g. accountants, attorneys etc.) who are similarly bound by such confidentiality, to the extent necessary for Landlord to exercise its rights and fulfill its obligations under this Lease.

39.       Option to Extend Term.

Provided that: (i) Landlord has not given Tenant notice of a default more than two (2) times in the twenty-four (24) months immediately preceding the Expiration Date, (ii) there then exists no uncured default by Tenant under the Lease following applicable notice and cure periods, (iii) Tenant has not previously assigned this Lease or sublet all of the Premises (except for a Permitted Transfer), and (iv) Tenant remains creditworthy, as determined by Landlord in Landlord's reasonable discretion, Tenant shall have the right and option (each an "Extension Option" and collectively the "Extension Options") to extend the Term for up to two (2) additional periods of five (5) years each, exercisable in the following manner. If Tenant is desirous of exercising an Extension Option under this Article 39, Tenant shall give Landlord written notice not less than twelve (12) months in advance of the then scheduled Expiration Date of Tenant's intention to extend the Term ("Tenant's Extension Notice"), it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any transferee or other party other than through a Permitted Transfer. Tenant's notice must include a Letter of Credit meeting the requirements of this Lease which has an expiration date not earlier than 90 days following the extended Expiration Date and shall be irrevocable. Promptly after receipt of Tenant's Extension Notice, Landlord and Tenant shall negotiate the rent for the Extension Option in good faith. The Extension Option shall be under the same terms and conditions as provided in this Lease except as follows:

(a)          each Extension Option period shall begin on the Expiration Date of the immediately preceding Term and thereafter the Expiration Date shall be five (5) years from such date;

(b)          all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Article;

(c)          after the exercise of the second Extension Option provided herein, there shall be no further options to extend; and

(d)          the Fixed Rent payable by Tenant during the Term of any Extension Option shall be the then market rate as reasonably determined by Landlord and Tenant negotiating in good faith. In the event the parties cannot agree as to the then market rate, the parties shall agree on the appointment of a real estate appraiser (the "Appraiser") having the M.A.I. designation, the cost of which shall be shared equally by Landlord and Tenant, which Appraiser shall be knowledgeable of commercial market rents in the Chester County, Pennsylvania market rental area, who shall make a fair market rental determination. The fair market rental determination will not take into account the improvements made by Tenant in the Premises and will take into account the extent to which the Fixed Rent is subject to an annual adjustment during the applicable Extension Option periods and rent concessions in the market (free rent, tenant improvement allowances, base year and any other concessions). In the event that the parties cannot agree within thirty (30) days on the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of Landlord and Tenant. The decision of the Appraiser, or arbitrator, shall be binding on the parties.

Notwithstanding anything to the contrary set forth above, in the event that Tenant occupies the entire Building, Tenant may exercise its first Extension Option for either two (2) entire floors or three (3) entire floors within the Building. If Tenant exercises the option for two (2) floors, the floors must be contiguous. In the event that Tenant elects to exercise the first Extension Option for only two (2) floors in the Building, Tenant's option to exercise the second

Extension Option shall be available only for the two (2) floors renewed under the firs Extension Option.

40.       Right of First Offer.

Provided that Landlord has not given Tenant notice of a material non-monetary default or any monetary default more than two (2) times during the preceding the twenty-four (24) months, that there then exists no uncured event of default by Tenant under this Lease following applicable notice and cure periods and that Tenant or Tenant's affiliates lease or sublease no less than seventy-five percent (75%) of the Building by rentable square footage, Tenant shall have the right of first offer (the " Right of First Offer") commencing on and after January 1, 2016, to lease all or a part of the approximately 10,000 rentable square feet in the building located at 690 Lee Road more clearly shown on Exhibit "J" attached hereto (the "Expansion Space"), for a term ending on the final day of the Term, in accordance with the following term and conditions:

(a)          Should Landlord enter into significant negotiations with a prospective tenant for any part of the Expansion Space on or after January 1, 2016, Landlord shall notify Tenant thereof in writing;

(b)          Tenant shall have ten (10) business days after Landlord's notice to respond as to whether or not Tenant desires to lease the Expansion Space with a layout reasonably acceptable to Tenant, upon the terms contained in this Article. Tenant's notice shall be irrevocable. If Tenant elects not to lease the Expansion Space or fails to respond within the ten (10) business day period, then Landlord shall be free to lease the Expansion Space in question to said prospective tenant.

(c)          If Tenant exercises its Right of First Offer to lease the Expansion Space, the Fixed Rent for the Expansion Space shall be the then fair market rate as reasonably determined by Landlord and Tenant negotiating in good faith.

(d)          Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the Expansion Space, and from and after the date Tenant elects to lease the Expansion Space, the Expansion Space shall be and shall be deemed to be a part of the Premises.

(e)          Within thirty (30) days following receipt of an amendment from Landlord, Tenant shall enter into an amendment to this Lease incorporating the terms of the lease of the Expansion Space.

Notwithstanding anything to the contrary set forth above, Landlord shall have the right to offer the Expansion Space to any prospective tenant who desires to lease 15,000 rentable square feet or more. In such an event, Landlord shall notify Tenant of Landlord's offering and shall, in such notice, identify alternate, similar space consisting of at least 10,000 rentable square feet in a building owned by Landlord in the Chesterbrook Corporate Center® which shall thereafter be deemed the "Expansion Space" for purposes of Tenant's Right of First Offer. Landlord's right to offer the Expansion Space (and any subsequent Expansion Space) to a tenant seeking at least

15,000 rentable square feet shall be continuing and shall apply to both the original Expansion Space and any subsequent Expansion Space created pursuant to this Article.

41.       Generator,

During the Term of the Lease, Tenant shall be permitted to use the generator, UPS and Liebert supplemental cooling units located on the Property as of the date of this Lease. Tenant, at its sole cost, shall be responsible for the maintenance, repair and replacement of the Equipment. Tenant shall obtain maintenance contracts for the Equipment from a provider and in a form and substance approved by Landlord.

42.       Default By Landlord.

The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that the default shall actually be cured within sixty (60) days after notice. If Landlord shall default in the performance of any of its obligations under this Lease after notice and expiration of the applicable cure period, Tenant, at its option, may pursue remedies available at law or equity.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year aforesaid.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, LP		AUXILIUM PHARMACEUTICALS, INC.
a Delaware limited partnership		a Delaware corporation

By:	Tredyffrin GP, LLC,
a Delaware limited liability company,
	its general partner	By:

Name:

By:	/s/ Mark Pasierb	Its:
Mark Pasierb
Chief Operating Officer
Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year aforesaid.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, LP		AUXILIUM PHARMACEUTICALS, INC.
a Delaware limited partnership		a Delaware corporation

By:	Tredyffrin GP, LLC,
a Delaware limited liability company,
	its general partner	By:	/s/ Adrian Adams

		Name:	Adrian Adams

By:		Its:	Chief Executive Officer & President

WAIVER OF PRIOR HEARING CERTIFICATION

The undersigned acknowledges that the above Lease authorizes and empowers Landlord, without prior notice or a prior hearing, to cause the entry of judgments against the undersigned for possession of the leased premises and immediately thereafter, without prior notice or a prior hearing, to exercise post-judgment enforcement and execution remedies.

The undersigned acknowledges that the undersigned has agreed to waive the undersigned's rights to prior notice and a hearing under the Constitution of the United States, the Constitution of the Commonwealth of Pennsylvania and all other applicable state and federal laws, in connection with Landlord's ability to cause the entry of judgment against the undersigned and immediately thereafter exercise Landlord's post-judgment enforcement and execution remedies (which may include, without limitation, removal of the undersigned from the leased premises by law enforcement officers). The undersigned's counsel has reviewed the legal impact of this waiver with the undersigned, and the undersigned acknowledges that the undersigned has freely waived such rights.

AUXILIUM PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Andrew I. Koven

Name:	Andrew I. Koven

Title:	Chief Administrative Officer & General Counsel

Dated:	July 3, 2012

EXHIBIT "A"

FLOOR PLAN

Exhibit A – Page 1 of 3

Exhibit A – Page 2 of 3

Exhibit A – Page 3 of 3

EXHIBIT “B”

DESCRIPTION OF THE LAND

640/690 LEE ROAD - METES AND BOUNDS

Tredyffrin Township, Chester County, PA

Consolidated Description of Parcels 19-2, 6-5, and 6-4 at Chesterbrook

ALL THOSE CERTAIN parcels of land situate in  the Township of Tredyffrin, County of Chester and Commonwealth of Pennsylvania, bounded and described in accordance with a Land Title Survey, prepared for Parcel 6-4 Associates, dated March 3, 1997 as prepared by Yerkes Associates, Inc., Consulting Engineers and Surveyors and more particularly described us follows:

BEGINNING at a point on the southeasterly side of Chesterbrook Boulevard (70 feet wide), said point being the distance of 35 feet measured South 44 degrees 27 minutes East from a point on the centerline of said Chesterbrook Boulevard, said last mentioned point being  the distance of 259.75 feet measured North 45 degrees 33 minutes East fiom a point marking the intersection of the centerline of said Chesterbrook Boulevard with the centerline of Duportail Road (60 feet wide); thence extending from the beginning point along the southeasterly side of said Chesterbrook Boulevard, North 45 degrees 33 minutes East 109.47 feet to a point of curve of a radius round corner connecting said southeasterly side of Chesterbrook Boulevard with the southerly side of Lee Road (60 feet wide); thence extending along said radius round cornor along the arc of a circle curving to the right in a southeasterly direction having a radius of 25 feet, the arc distance of 39.27 feet to a point of tangency; thence extending along the southerly side of said Lee Road the four following courses and distances; (1) South 44 degrees 27 minutes East 190.26 feet to a point of curve; (2) along the arc of a circle curving to the left in an easterly direction having a radius of 430 feet, the arc distance of 486.76 feet to a point tangent; (3) North 70 degrees 41 minutes 30 seconds East 365.63 feet to a point of curve; (4) along the arc of a circle curving to the right in an ensterly direction having a radius of 60 feet the arc distance of 43.36 feet to a point of reverse curve; thence extending along a portion of the perimeter of Lee Roud out-de-sac along the arc of circle curving to the left in an easterly direction having a radius of 60 feet the arc distance of 43.36 feet to a point; thence leaving said Lee Road, exiending along Paroel 6-3 as shown on said plan, South 19 degrees 18 minutes 30 seconds East 672.91 feet to a point in line of the northeasterly right of way of LR 1042 (Routo 202); thence extending along said right of way the 7 following course and distances: (1) North 79 degrees 34 minutes 46 seconds West 31.20 feet to a point; (2) South 10 degrees 25 minutes 14 seconds West 20.00 feet to a point on curve; (3) along the arc of a circle curving to the left in a southwesterly direction having a radius of 528.34 feet the are distance of 485.75 feet to a point; (4) North42 degrees 15 minutes 23 seconds West 20.00 feet to a point on curve; (5) along the are of a circle curving to the left in a southerly direction having a radius of 548.34 feet the arc distance of 106.00 feet to a point of tangent; (6) South 36 degrees 40 minutes 03 seconds West 49.54 feet to a point on curve; (7) along the arc of a circle curving to the right in a westerly direction having a radius of 7514.49 feet the arc distance of 385.00 feet to a point; thence leaving said right of way, extending along Parcel 7 as shown on said plan, the three following courses and distances; (1) North 30 degrees 00 minutes West 615.08 feet to a point; (2) North 02 degrees 08 minutes East 352.39 feet to a point; (3) North 44 degrees 27 minutes West 101.14 feet to the first mentioned point and place of beginning.

BEING PARCEL Nos. 43-5-26.30, 43-5-26.33, 43-5-26.34

CONTAINING Nineteen and one hundred seventy one  thousand part of an acre 19.170 acres) be the same  more or loss.

Parcel 6-4	5.045	Acres
Parcel 6-5	5.062	Acres
Parcel 19-2	9.063	Acres
	19.170	Acres Total

Exhibit  B

EXHIBIT “C”

MEMORANDUM OF COMMENCEMENT DATE

THIS MEMORANDUM OF COMMENCEMENT DATE made this 19 day of February 2013.

CHESTERBROOK PARTNERS, L.P., (the "Landlord") and AUXILIUM PHARMACEUTICALS, INC. (the “Tenant”)  are parties to a certain Agreement of Lease (the "Lease") dated July 16, 2012 with respect to premises identified as 640 Lee Road, Chesterbrook Corporate Center, Chesterbrook, PA 19087.

Pursuant of the Lease, Landlord and Tenant do hereby confirm that the Agreement of Lease dated July 16, 2012, commenced January 1, 2013 and, subject to such rights of renewal, extension or early termination, if any, as are expressly provided therein, shall expire December 31, 2023.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, L.P,		AUXILIUM PHARMACEUTICALS, INC.
a Delaware limited partnership		a Delaware corporation
By: Tredyffrin GP, LLC
a Delaware limited liability company
its general partner

By:	/s/ Mark Pasierb	By:	/s/ Jim Fickenscher

Name:	Mark Pasierb	Name:	Jim Fickenscher

Title:	Chief Operating Officer	Title:	CFO
Executive Vice President

Date:	2-19-13	Date:	2/19/13

Exhibit  C

EXHIBIT “D”

TRACEY REPORT

April 16, 2012

Kim Battin

Pitcaim Properties

955 Chesterbrook Blvd.

Chesterbrook, PA 19087

Re:          Summary of Heat Pump survey at 640 Lee Road

Dear Kim,

The heat pumps at 640 Lee Road for the most part are operational. 1 would suggest the following items be completed prior to or during the tenant fit-out.

1  -  Coil cleaning of all units.

2  -  Duct wrap be secured.

3  -  Clean grills and registers.

4  -  Clean and flush condensate pans and replace traps as needed.

5  -  Address compressor and fan motor problems and replace as needed. Approximately 10% of existing heat pumps have mechanical problems.

6  -  Update DDC drawings and program.

If you have questions, please do not hesitate to contact me.

Thanks,

/s/ Larry Wesolowski
Larry Wesolowski
Service Manager

Exhibit  D

EXHIBIT “E”

TENANT CONSTRUCTION PLANS

Exhibit E - Page 1 of 5

CONSTRUCTION DOCUMENT LIST

Auxilium Pharmaceuticals, Inc. Tenant Improvement Project

640 Lee Road, Wayne, PA 19087

July 10, 2012

Document Title	Document Description	Prepared By	Latest Issue
AUXILIUM - INTERIOR CONSTRUCTION DOCUMENTS
CS	Interior Construction Documents	D2 Solutions	07/06/2012
Dl.l	1st Floor Demolition Plan	D2 Solutions	07/06/2012
Dl.2	2nd Floor Demolition Plan	D2 Solutions	07/06/2012
D1.3	3rd Floor Demolition Plan	D2 Solutions	07/06/2012
Al.l	1st Floor Architectural Plan	D2 Solutions	07/06/2012
A1.2	2nd Floor Architectural Plan	D2 Solutions	07/06/2012
A1.3	3rd Floor Architectural Plan	D2 Solutions	07/06/2012
A1.4	3rd Floor MDF Room	D2 Solutions	07/06/2012
A2.1	1st Floor Reflected Ceiling Plan	D2 Solutions	07/06/2012
A2.2	2nd Floor Reflected Ceiling Plan	D2 Solutions	07/06/2012
A2.3	3rd Floor Reflected Ceiling Plan	D2 Solutions	07/06/2012
A3.1	1st Floor Power / Voice / Data Plan	D2 Solutions	07/06/2012
A3.2	2nd Floor Power / Voice / Data Plan	D2 Solutions	07/06/2012
A3.3	3rd Floor Power / Voice / Data Plan	D2 Solutions	07/06/2012
A4.1	1st Floor Finish Plan and Schedule	D2 Solutions	07/06/2012
A4.2	2nd Floor Finish Plan and Schedule	D2 Solutions	07/06/2012
A4.3	3rd Floor Finish Plan and Schedule	D2 Solutions	07/06/2012
A5	Door Schedule and Wall Sections	D2 Solutions	07/06/2012
A6.1	Elevations	D2 Solutions	07/06/2012
A6.2	Elevations	D2 Solutions	07/06/2012
A6.3	Elevations	D2 Solutions	07/06/2012
A6.4	Elevations	D2 Solutions	07/06/2012
A7.1	Details	D2 Solutions	07/06/2012
A7.2	Details	D2 Solutions	07/06/2012
A7.3	Details	D2 Solutions	07/06/2012
A8	General Construction Notes	D2 Solutions	07/06/2012
Fl.l	1st Floor Furniture Plan (Reference Only)	D2 Solutions	07/06/2012
F1.2	2nd Floor Furniture Plan (Reference Only)	D2 Solutions	07/06/2012
F1.3	3rd Floor Furniture Plan (Reference Only)	D2 Solutions	07/06/2012
RESTROOM RENOVATIONS - INTERIOR CONSTRUCTION DOCUMENTS
CS	Restroom Renovations	D2 Solutions	07/06/2012
Dl	1st, 2nd and 3rd Floor-Demolition Plan	D2 Solutions	07/06/2012
Al	1st, 2nd and 3rd Floor - Architectural Plan	D2 Solutions	07/06/2012
A2	1st, 2nd and 3rd Floor - Reflected Ceiling Plan	D2 Solutions	07/06/2012
A3	1st, 2nd and 3rd Floor - Finish Plan & Schedule	D2 Solutions	07/06/2012
A4	1st, 2nd and 3rd Floor -Elevations & Sections	D2 Solutions	07/06/2012

Exhibit E - Page 2 of 5

A5	Door Schedule	D2 Solutions	07/06/2012
A6	General Notes	D2 Solutions	Not Provided
AUXILIUM - MEP / FP CONSTRUCTION DOCUMENTS
El	Cover Sheet	Chestnut Technical Services	07/06/2012
E2	1st Floor Lighting Plan	Chestnut Technical Services	07/06/2012
E3	2nd Floor Lighting Plan	Chestnut Technical Services	07/06/2012
E4	3rd Floor Lighting Plan	Chestnut Technical Services	07/06/2012
E5	1st Floor Power Plan	Chestnut Technical Services	07/06/2012
E6	2nd Floor Power Plan	Chestnut Technical Services	07/06/2012
E7	3rd Floor Power Plan	Chestnut Technical Services	07/06/2012
E8	Schedules A	Chestnut Technical Services	07/06/2012
E9	Schedules B	Chestnut Technical Services	07/06/2012
E10	Schedules C	Chestnut Technical Services	07/06/2012
E11	MDF and IDF Rooms Alternate	Chestnut Technical Services	07/06/2012
E12	MDF and IDF Rooms Alternate - Schedules	Chestnut Technical Services	07/06/2012
SP-1	lst Floor Fire Protection Plan and Specifications	Chestnut Technical Services	07/06/2012
SP-2	2nd Floor Fire Protection Plan and Specifications	Chestnut Technical Services	07/06/2012
SP-3	3rd Floor Fire Protection Plan and Specifications	Chestnut Technical Services	07/06/2012
M-0	Mechanical Details and Specifications	Chestnut Technical Services	07/06/2012
M-l	1st Floor Mechanical Plan	Chestnut Technical Services	07/06/2012
M-2	2nd Floor Mechanical Plan	Chestnut Technical Services	07/06/2012
M-3	3rd Floor Mechanical Plan	Chestnut Technical Services	07/06/2012
M-4	1st Floor Reflected Ceiling Plan	Chestnut Technical Services	07/06/2012
M-5	2nd Floor Reflected Ceiling Plan	Chestnut Technical Services	07/06/2012
M-6	3rd Floor Reflected Ceiling Plan	Chestnut Technical Services	07/06/2012

Exhibit E - Page 3 of 5

M-7	MDF and IDF Rooms Alternate	Chestnut Technical Services	07/06/2012
P-1	1st Floor Plumbing Plan, Riser Diagram and Details	Chestnut Technical Services	07/06/2012
P-2	2nd Floor Plumbing Plan and Riser Diagrams	Chestnut Technical Services	07/06/2012
P-3	3rd Floor Plumbing Plan, Riser Diagram and Specifications	Chestnut Technical Services	07/06/2012
AUXILIUM -THIRD FLOOR DATA CENTER CONSTRUCTION DOCUMENTS
T-100	Cover Sheet, Site Location Map, Drawing List ABBRV	PTS Data Center Solutions	07/06/2012
GN-001	General Conditions and Constructions Notes	PTS Data Center Solutions	07/06/2012
GN-002	General Conditions and Constructions Notes	PTS Data Center Solutions	07/06/2012
A-100	Proposed Architectural Computer Room Construction Floor Plan	PTS Data Center Solutions	07/06/2012
A-101	Proposed Computer Room Equipment Weight Plan	PTS Data Center Solutions	07/06/2012
A-200	Proposed Computer Room Reflected Ceiling Plan	PTS Data Center Solutions	07/06/2012
A-201	Ceiling Details	PTS Data Center Solutions	07/06/2012
A-300	Finish Schedule, Door Schedule, Partition Typed, Ceiling Detail & Misc Details	PTS Data Center Solutions	07/06/2012
M-100	Notes, Abbreviations, Symbols List and Scope of Work	PTS Data Center Solutions	07/06/2012
M-101	Installation Specifications	PTS Data Center Solutions	07/06/2012
M-110	Mechanical Equipment Schedules, Riser Diagram and Details	PTS Data Center Solutions	07/06/2012
M-210	Partial 3[r]d Floor Plan - Mechanical Demolition Work and Notes	PTS Data Center Solutions	07/06/2012
M-211	Mechanical New Work Plans and Notes	PTS Data Center Solutions	07/06/2012
M-220	Partial Roof Plan - HVAC Demolition Work	PTS Data Center Solutions	07/06/2012
M-221	Partial Roof Plan - HVAC New Work	PTS Data Center Solutions	07/06/2012
F-100	General Notes, Legend and Abbreviations	PTS Data Center Solutions	07/06/2012
F-101	Details and Schedules	PTS Data Center Solutions	07/06/2012
F-102	Specifications	PTS Data Center Solutions	07/06/2012
F-120	Fire Alarm Riser Diagram	PTS Data Center Solutions	07/06/2012

Exhibit E - Page 4 of 5

F-210	3rd Floor Computer Room - Fire Protection Demolition Plan	PTS Data Center Solutions	07/06/2012
F-211	3rd Floor Computer Room - Fire Protection New Work Plan	PTS Data Center Solutions	07/06/2012
E-100	General Notes, Abbreviations and Symbols List	PTS Data Center Solutions	07/06/2012
E-101	Specification Sheet No.1	PTS Data Center Solutions	07/06/2012
E-102	Specification Sheet No.2	PTS Data Center Solutions	07/06/2012
E-110	Panel Board Schedule	PTS Data Center Solutions	07/06/2012
E-111	Electrical Details	PTS Data Center Solutions	07/06/2012
E-120	Single Line Drawing	PTS Data Center Solutions	07/06/2012
E-210	3rd Floor Power Plan	PTS Data Center Solutions	07/06/2012
E-221	Partial Roof Plan - Power New Work	PTS Data Center Solutions	07/06/2012
E-310	3rd Floor Lighting Plan	PTS Data Center Solutions	07/06/2012
E-410	3rd Floor Demo Plan	PTS Data Center Solutions	07/06/2012
TC-101	Data Connectivity Schematics and Risers	PTS Data Center Solutions	07/06/2012
TC-201	Telecommunications Rack Elevations - Data Center & IDF Rooms	PTS Data Center Solutions	07/06/2012
TC-301	Telecommunications Rack Elevations - Data Center & IDF Rooms	PTS Data Center Solutions	07/06/2012
S-150	Security System Wiring Installation Details	PTS Data Center Solutions	07/06/2012
END - DOCUMENT LIST

Exhibit E - Page 5 of 5

EXHIBIT “F”

EARLY ACCESS BY TENANT

Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date as provided in Article 8. The foregoing, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other Tenant or their contractors and compliance with the terms of the Lease. If at any time, such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant and further provided that Workmen's Compensation and Public Liability Insurance and Property Damage Insurance, with Hold Harmless provision, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided to Landlord and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with work, certificates of such insurance shall be furnished to Landlord.

Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the said Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant's risk.

The provisions of this Exhibit "F" are specifically subject to the provisions of the Lease.

Exhibit F

EXHIBIT “G”

CLEANING SPECIFICATIONS

A.        Office Area

Daily: Five (5) times per week:

1.       Empty and clean all waste receptacles and ashtrays and remove dry waste material from the Premises; wash receptacles and replace liners as necessary.

2.       Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.       Vacuum all rugs and carpeted areas as needed.

4.       Hand dust and wipe clean with treated cloths all internal surfaces including furniture, office equipment, windowsills, door ledges, and chair rails within normal reach.

5.       Wash and clean all water fountains.

6.       Remove all finger marks from private entrance doors, light switches and doorways.

7.       Wipe clean all brass and other bright work.

8.       Hand dust supply air gulls within normal reach.

9.       Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition

10.     Spot clean carpet stains.

Monthly:

1.       Wash all partition glass in tenant areas.

Each Six (6) Weeks:

1.       Clean and spray wax vinyl composite tile floors in tenant areas.

Quarterly:

1.       Render high dusting not reached in daily cleaning to include:

a.        Dusting all pictures, frames, charts, graphs and similar wall hangings.

b.        Dust all vertical surfaces, such as walls, partitions, doors and bucks.

c.        Vacuum or dust all pipes, supply air grills and high moldings.

d.        Clean Mini-blinds as required:

Exhibit G – Page 1 of 3

As Required:

Wash vinyl wall covering on core walls.

B.        Lavatories

Daily: Five (5) times per week:

1.       Sweep and damp mop floors.

2.       Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

3.       Wash both sides of all toilet seats.

4.       Wash all basins, bowls and urinals.

5.       Dust and clean all powder room fixtures,

6.       Empty and clean paper towel and sanitary disposal receptacles.

7.       Remove waste paper and refuse.

8.       Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers and toilet seat covers.

9.       A sanitizing solution will be used in all lavatory cleaning.

10.     Wash all partitions and tile walls in lavatories as needed.

Monthly:

1.       Machine scrub lavatory floors.

C.        Main Lobby Elevators and Building Exterior Corridors

Daily: Five (5) times per week.

1.       Sweep, wash or damp mop all floors.

2.       Wash all rubber mats.

3.       Clean elevators, wash or vacuum floors, wipe down walls and doors.

4.       Spot clean any metal work inside lobby.

5.       Spot clean any metal surrounding building entrance doors.

Exhibit G – Page 2 of 3

6.       Wash all entrance door glass in common area as needed.

D.        Vinyl Tile -  Lobbies and Public Corridors

Nightly:             Sweep and damp mop all tile floors. Vacuum all carpeted areas.

Weekly:             Spray wax and buff. Use non-skid wax.

Semi-annually:  Strip, clean and wax with non-skid wax, Dry shampoo common area carpets.

E.        Window Cleaning

1.       Inside and outside surfaces of windows of exterior walls will be washed up to four (4) times per year.

Exhibit G – Page 3 of 3

EXHIBIT “H”

RULES AND REGULATIONS

1.         The walkways, roadways, driveways, entrances, lobbies, passages, and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress from and to the Building and Tenant's offices. The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present in the Premises. Landlord shall in all cases retain the right to control or prevent access to all of the aforesaid areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants.

2.         The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those of which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways. Nothing shall be thrown by Tenant or Tenant's employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building. Any water lines installed by Tenant for purposes of running coffee makers, refrigerators, ice makers, etc., within the Premises, must be copper (not PVC).

3.         Nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

4.         No sign, lettering, insignia, advertisement, notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, unless first approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Names on or beside suite entrance doors shall be provided for Tenant by Landlord and not otherwise, and at Tenant's expense; in all instances, such names shall be of design and form first approved by Landlord.

5.         Except as permitted pursuant to Rules numbered 9 and 13, Tenant shall not place additional locks upon any doors. The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased Premises for purposes permitted in Tenant's lease. Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises.

6.         No bicycles or similar vehicles will be allowed in the Building.

7.         Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be obstructed or interfered with, or other tenants will in any other way be injured or annoyed, or whereby the Building will be damaged. Tenant shall not suffer or permit the Premises or any part thereof to be used in any

Exhibit H – Page 1 of 4

manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a first-class office building. Tenant shall not use or keep or permit to be used or kept in the Building any matter having an offensive odor, nor any ether, naphtha, phosphorous, benzole, kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. Tenant shall neither bring, keep or use in the Building any chemical reagent except as the same may be components of commercial products normally used or consumed by occupants of office buildings. No birds, fish or other animals shall be brought into or kept in or about the Premises.

8.         Tenant shall be solely responsible, at Tenant's sole cost and expense, for all maintenance and repairs to appliances (including but not limited to refrigerators, dishwashers, kitchen hot water heaters, etc.) whether installed by Landlord or Tenant or a prior tenant or any other party; provided, however, if Landlord has installed the appliance, Tenant will have the benefit of any applicable warranty.

9.         In order that the Premises may be kept in a good state of preservation and cleanliness, Tenant shall during the continuance of its possession permit Landlord's employees and contractors and no one else to clean the Premises. Landlord shall be in no way responsible to Tenant for any damage done to furniture or other effects of Tenant or others by any of Landlord's employees, or any other person, or for any loss of Tenant's employees, or for any loss of property of any kind in or from the Premises, however occurring. Tenant shall see each day that the windows are closed, lights are turned off, and the doors securely locked before leaving the Premises.

10.       If Tenant desires to introduce signaling, telegraphic, telephonic, protective alarm or other wires, cables, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant's expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires and cables installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere required by Landlord, with the number of the office to which said wires and cables lead, and the purpose for which the wires and cables respectively are used, together with the name of the concern, if any, operating same.

11.       A directory on a bulletin board on the ground floor may be provided by Landlord, on which the name of Tenant may be placed.

12.       Except during any periods in which Tenant is the sole tenant of the Building, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building. Landlord shall in all cases have the right to exclude from the Building heavy furniture,

Exhibit H – Page 2 of 4

safes and other articles which may be hazardous or to require them to be located at designated places in the Premises. The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

13.       Without Landlord's written consent, which consent shall not be unreasonably withheld, delayed or conditioned, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning or air cooling than that provided by Landlord. Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord. No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained. Notwithstanding the foregoing, Tenant is expressly permitted to, without prior consent from Landlord, hang pictures on the walls of the Premises.

14.       Tenant shall be solely responsible, at Tenant's sole cost and expense, for providing security for the Premises at such times and in such fashion as Tenant shall deem reasonable or necessary, including but not limited to electronic or video surveillance or security. Landlord shall not be responsible or otherwise liable for, and Tenant expressly indemnifies Landlord from, any claim, loss or damage resulting from or arising out of any party's unauthorized access to the Premises, whether during or outside of normal business hours. Any re-keying or other repairs or improvements to the Premises required as a result of Tenant's security measures set forth herein shall be performed by Landlord (or Landlord's contractor) at Tenant's sole cost and expense.

15.       Landlord shall, in no case, be liable or responsible for the admission or exclusion of any person to or from the Building or access to the Premises, except during periods in which Tenant is not the sole tenant of the Building. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

16.       Upon reasonable prior notice to Tenant, Landlord may rescind, suspend or modify any rules or regulations and make such other rules or regulations as, in Landlord's judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class office building, or for the preservation of good order therein. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under the Lease and shall not materially increase Tenant's obligations or reduce its rights under this Lease.

17.       The use of rooms as sleeping quarters is prohibited at all times.

Exhibit H – Page 3 of 4

18.       Tenant shall keep the windows of the Premises closed during the respective times that the heating, ventilating or air conditioning system is operating, in order to conserve the service and effectiveness of the heating, ventilating or air conditioning system as the case may be. Tenant shall comply with all reasonable rules and regulations from time to time promulgated by Landlord to conserve such services.

19.       Landlord reserves the right to require that the Premises or any portion thereof shall not be used by Tenant or others for an employment agency, or for securing employees other than those to be employed on the Premises, or for the payment of salaries or wages to employees or persons who are not actually employed in the Building, nor for any other purpose except that specified in this Lease.

20.       Except during any periods in which Tenant is the sole tenant of the Building, Landlord shall have the right to enter the Premises to put a "To Let" or similar notice upon the Premises, which notice shall not be removed or obliterated by the Tenant, during the twelve (12) months prior to the expiration of the then current Term of this Lease, and any such entering shall not be treated as a deprivation of Tenant's use of the Premises or work an eviction of Tenant or a recession of this Lease.

21.       No smoking of any kind shall be permitted on the Property or in the Building except within the exterior areas specifically designated by Landlord.

22.       Tenant shall be permitted to install a "Wi-Fi" or other communication system within the Premises for Tenant's sole use so long as such communication system does not interfere with or detract from another tenant's quiet enjoyment of its premises or otherwise interfere with Landlord's use, operation or maintenance of the Building or Property.

23.       These rules and regulations are not intended to give Tenant any rights or claims in the event the Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

24.       All paintings, application of wall covering(s) and other improvements made by Tenant within the Premises to the extent permitted under this Lease shall be made during non-business hours unless Landlord shall otherwise authorize in writing.

Exhibit H – Page 4 of 4

EXHIBIT “I”

FORM OF SNDA

Recording Requested by

and when Recorded return to:

WELLS FARGO BANK, N.A.

Commercial Mortgage Servicing

1901 Harrison Street, 2nd Floor

Oakland, CA 94612

Attention:       CMS Lease Reviews

Loan No.:       70-0202606

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant's Trade Name: Auxilium Pharmaceuticals

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made as of                            , 2012, by and among AUXILIUM  PHARMACEUTICALS, INC. ("Tenant"), CHESTERBROOK PARTNERS, LP ("Owner") and U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22 ("Lender").

R E C I T A L S

A.        Owner is the owner of the land and improvements commonly known as and more specifically described in Exhibit A attached hereto (''Property").

B.        Tenant is the lessee under a lease dated July      , 2012, executed by Owner (or its predecessor in interest), as landlord, and Tenant, as tenant (as the same may have been amended, the "Lease"), covering certain premises set forth more fully in the Lease (the "Premises") compromising all or a part of the Property.

C.        Lender is the current holder of a mortgage loan (the "Loan") previously made to Owner, evidenced by a note (the "Note") and secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property (the "Mortgage"); and (b) a first priority assignment of leases and rents on the Property (the "Assignment of Leases and Rents") contained in the Mortgage or in a separate document. The Mortgage and the Assignment of Leases and Rents are collectively referred to as the "Security Documents." The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the "Loan Documents."

D.        Tenant has requested Lender's agreement that if Lender forecloses the Mortgage or otherwise exercises Lender's remedies under the Security Documents, Lender will not disturb Tenant's right to quiet possession of the Premises under the terms of the Lease.

E.         Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant's agreement to subordinate the Lease and attorn to Lender as provided herein.

Exhibit I – Page 1 of 8

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         SUBORDINATION.   The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior lo the Lease and any amendments or modifications thereof,

2.         NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant's right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or in default beyond any applicable notice and cure period under the Lease.

3.         ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord's interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term, and any option to renew with respect to the Property, as may be provided in the Lease.

4.         PROTECTION OF LENDER. If Lender succeeds to the interest of landlord under the Lease, Lender shall not be:

(a)  liable for any act or omission of any previous landlord under the Lease;

(b)   subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease;

(c)  bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord, except to the extent such monies are actually received by Lender;

(d)  obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord's interest;

(e)  accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender;

(f)  bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender's written consent, which consent shall not be unreasonably withheld, delayed or conditioned;

(g)  bound by any surrender or termination of the Lease made without Lender's written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease);

(h)  obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions;

(i)  liable for any default of any previous landlord under the Lease; and

Exhibit I – Page 2 of 8

(j)  bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the purchase of the Property.

Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender's obligations and liabilities under the Lease shall be limited solely to Lender's interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, "Lender's Interest") and, following such succession, Tenant shall look exclusively to Lender's Interest for the payment or discharge of any obligations of Lender under the Lease.

Nothing contained in Sections 4(a) or 4(i) above, however, shall relieve Lender from Lender's obligation to cure any maintenance default under the Lease with respect to the Premises by any prior landlord under the Lease (including Owner) which is continuing when Lender succeeds to Owner's interest under the Lease and acquires title to the Premises, provided that (and on the conditions that) (i) Lender had written notice of such default in accordance with Section 5 below prior to succeeding to Owner's interest under the Lease and acquiring title to the Premises, (ii) Lender had (and is given) a reasonable opportunity to cure such default, and (iii) Lender's obligation to cure such default shall be limited solely to performing the maintenance obligations as required pursuant to the terms of the Lease (and in no event shall Lender have any other liability or obligation with respect to such default or be liable for any damages in connection therewith). Notwithstanding the foregoing, however, the Lender shall only be liable for damages which total, in the aggregate for the term of the Lease (for that period of time in which the named Lender has succeeded to the named Owner's interest), no more than (y) $25,000.00 for any non-structural repair or maintenance default under the Lease; or (z) $75,000.00 for any default related to the roof or structural integrity of the Premises.

5.         LENDER'S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy, or cause to he remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default, such additional period of time not to exceed ninety (90) days. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Owner under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall he prosecuted with reasonable diligence. Lender shall have the right, without notice to Tenant or Tenant's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law.

6.         ASSIGNMENT OF LEASES AND RENTS. Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant's receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested in writing by Lender, pay rent to Lender in accordance with the terms of the Lease, and Owner hereby holds Tenant harmless for any payments so made at the direction of Lender. Lender's delivery of such notice to Tenant, or Tenant's compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the Lease.

Exhibit I – Page 3 of 8

7.        INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder.

8.         ASSIGNMENT OF LEASE DY TENANT. Tenant shall not assign any right or interest of Tenant under the Lease (except for an assignment that is permitted under the Lease without Owner's consent), without Lender's prior written consent, which consent shall notbe unreasonably withheld, delayed or conditioned.

9.         MISCELLANEOUS.

9.1       Heirs, Successors and Assitins. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. The term "Lender" as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure. The terms "Tenant" and "Owner" as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant's or Owner's successors and assigns shall not be construed as Lender's consent to any assignment or other transfer by Tenant or Owner.

9.2       Addresses; Request for Notice.  All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile, transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender:

Auxilium Pharmaceuticals, Inc.	Wells Fargo Bank, N.A., as Master Servicer
Attn: Andrew I. Koven, Chief	Attn: Lease Reviews
Administrative	1901 Harrison Street, 2nd Floor
Officer and General Counsel	Oakland, California 94612
640 Lee Road	FAX No.: 510-446-4468
Wayne, PA 19087
FAXNo.: 484-321-5999

provided,  however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

9.3       Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

Exhibit I – Page 4 of 8

9.4       Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds, including, without limitation, any application of such funds for purposes other than those provided for in the Loan Documents, shall not defeat this agreement to subordinate in whole or in part.

9.5       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

9.6       Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

9.7       Attorneys' Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

9.8       Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

9.9       Termination; Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought,

9.10     Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement,'the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles.

9.11     Authority. All persons executing this Agreement jointly and severally represent and warrant to the others that such persons are duly authorized to do so and that such execution hereof is the binding act of such party enforceable against such party.

9.12     Form of Agreement. Owner and Tenant acknowledge that Wells Fargo Bank, N.A. enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Wells Fargo Bank, N.A. will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Wells Fargo Bank, N.A. in connection with any other transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Exhibit I – Page 5 of 8

LENDER:

U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22

By:	Wells Fargo Bank, National Association, as Master Servicer

By:

Name:

Title:

TENANT:

AUXILIUM PHARMACEUTICALS, INC.

By:

Its:

OWNER:

CHESTERBROOK PARTNERS, LP,
a Delaware limited partnership

By:	Tredyffrin GP, LLC,
a Delaware limited liability company, its general partner

By:

Its:

IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

Exhibit I – Page 6 of 8

ALL SIGNATURES MUST BE ACKNOWLEDGED.

STATE OF ______________________    )

)SS.

COUNTY OF ____________________    )

On _________________________, 2012, personally appeared the above named___________________, a  _________________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22, and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires:___________________

____________________________, ss.

On ______________________, 2012, personally appeared the above named _________________, the _________________, of AUXILIUM PHARMACEUTICALS, INC. and acknowledged the foregoing to be the free act and deed of said _______________________, before me.

Notary Public
My commission expires:___________________

____________________________, ss.

On ____________________, 2012, personally appeared the above named _____________, the _______________, of TREDYFFRIN GP, LLC, the General Partner of CHESTERBROOK PARTNERS, LP and acknowledged the foregoing to be the free act and deed of said _________________, before me.

Notary Public
My commission expires:___________________

Exhibit I – Page 7 of 8

EXHIBIT A

(Description of Property)

EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of                   ,  executed by AUXILIUM PHARMACEUTICALS, INC., as “Tenant”, and U.S. BANK NATIONAL ASSOCIATION, as Trustee, successor-in-interest to BANK OF AMERICA, N.A., as Trustee, successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee, for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22, as “Lender.”

Alt that certain land located in the County of _______________, Slate of ______________,described as follows:

Loan No. 70-0202606

Exhibit I – Page 8 of 8

EXHIBIT "J"

EXPANSION SPACE

Exhibit J – Page 1 of 1

EXHIBIT "K"

BID PACKAGE FORMAT

[Attached as following page.]

Exhibit K – Page 1 of 11

PROPOSAL FORM

Auxilium Pharmaceuticals, Inc. Tenant Improvement Project

640 Lee Road, Wayne, PA 19087

Prepared by Pitcairn Properties Management Company

June XX, 2012

General Contractor:

Submitted By:

Address:

Phone:

Email:

Date Submitted:

Bid Due Date:	[BID DUE DATE]

Pre-Bid Walk-Through:	[PRE-BID MEETING INFO]
(Mandatory)

Submit Proposal via email and one hard copy to:

Amanda Matthews, VP and Director of Construction

Pitcairn Properties Management Company

165 Township Line Road, Suite 1500,

Jenkintown, PA 19046

Phone: 215-690-3048

Email: amatthews@pitcairnproperties.com

With a copy to each of the following:

Auxilium Pharmaceuticals, Inc.

[TENANT CONTACT INFORMATION]

Initialed and dated by General Contractor: _____________________________

Exhibit K – Page 2 of 11

Auxilium Pharmaceuticals, Inc. Tenant Improvement

Request for Proposal Form

June XX, 2012

A.        Pricing Format:

The Bid Form is in a detailed lump sum format. The trade line items and alternates are to be itemized on the provided Bid Form and attached as Exhihit "A." Please follow the format provided for equal comparison purposes between bidders. Provide supporting breakdown information (quantities and unit costs) and attach to Exhibit "A" for further explanation.

The successful Contractor will be required to execute a Contract for Improvement Work between said Contractor, Pitcairn Properties Management Company, LLC (Manager), and SEB Investment GmbH (Owner). A sample of this Contract and the associated Insurance Requirements are included within this RFP. Note that the "boiler plate" Contract language is non-negotiable.

B.        General Conditions:

Provide a detailed breakdown of general conditions line items and attach as Exhibit "B." General conditions breakdown should include, but not be limited to: dumpsters, cleaning, protection, staffing, printing, travel, etc.

C.        Unit Pricing:

Provide specific unit pricing as outlined on the provided form and attach as Exhibit "C." Include material, labor, and OH&P breakdowns as shown on the Unit Pricing Form.

D.        Schedule:

Based on the information contained within this RFP and the information you have gathered in your preparation for the proposal, please provide a critical milestone project schedule highlighting critical path categories and attach as Exhibit "D," Construction is anticipated to begin on or around XX/XX/2012; with substantial completion by XX/XX/2012.

The successful GC will be required to apply for a demolition permit separate from the building permit. The intent is to begin demolition immediately upon GC award and perform this work while the building permit application is being processed,

Note that the building is currently partially occupied by tenants, whom will be relocated out of the Premises. These tenants will remain in the building for a short time until their new suites are ready for occupancy. The work within this contract will overlap with the existing tenancy, therefore some selective demolition on the 2nd floor and phasing will be required for approximately 4-6 weeks or less,

E.         Lone Lead Items:

Based on the information contained within this RFP and the information you have gathered in your preparation for the proposal, please provide a list of potential long lead items and identify the potential affect each item would have on the Project Schedule. This document shall be attached as Exhibit "E."

Initialed and dated by General Contractor: _____________________________

Exhibit K – Page 3 of 11

Auxilium Pharmaceuticals, Inc. Tenant Improvement

Request for Proposal Form

June XX, 2012

F.         Staff:

Please provide an Organizational Chart representing your proposed project team, describe your proposed staff, and attach their professional profiles. This document shall be attached as Exhibit “F.”

G.        Subcontractors:

A list of preferred subcontractors has been provided within this RFP. Note that bidders are not required to use these subcontractors, but bidders are encouraged to solicit proposals from the firms listed. Provide within your proposal a list of proposed subcontractors and attach it as Exhibit “G.” The list must include three (3) subcontractors for each trade.

Note that union labor is not specifically required for this project, but all bidders are strongly encouraged to solicit bids from union subcontractors for the larger trades. All bidders are required to indicate which trades have been priced using union labor on the Bid Form (Exhibit "A") provided.

H.        Insurance:

The building insurance requirements have been provided within this RFP. Please provide a sample Certificate of Insurance showing the general liability and excess liability insurance coverage, as well as the workman's compensation insurance coverage. Include a letter from your worker's compensation carrier identifying your current experience modification factor. All insurance information shall be attached as Exhibit "H."

I.          Similar Project Experience:

Please provide a minimum of five (5) descriptions of projects completed by your firm within the last two (2) years that are similar in scope to the Auxilium Pharmaceuticals, Inc. tenant improvement. The project descriptions should include photographs, a brief narrative describing the work performed, the project cost, the project size in SF, and the names of the GC team members. Please also include client references, including contact information, for each project listed. The project descriptions shall be attached as Exhibit "I."

J.          Coordination:

The successful General Contractor will be expected to attend all proconstruction / construction meetings (anticipated to be weekly) and assist the Owner, Tenant, and design consultants with logistics planning, budgeting, schedule preparation, etc. The GC will be expected to coordinate with the tenant's contractors as required in order to complete the project within the allotted timeframe. The costs for these services are to be included in the General Conditions and within the total Lump Sum amount.

K.        Construction Documentation:

The signed and sealed Permit Drawings will be provided by the design consultants to the GC in hard copy format for submission to Tredyffrin Township. Note that no other hard copies of the plans or bulletins will be provided to the General Contractor or the subcontractors; all distributions will be made electronically. The General Contractor will

Initialed and dated by General Contractor: _____________________________

Exhibit K – Page 4 of 11

Auxilium Pharmaceuticals, Inc. Tenant Improvement

Request for Proposal Form

June XX, 2012

be expected to issue all construction documentation electronically where possible, with the intent of incurring as little reproduction costs as is feasible.

I.          MBE / WBE Participation:

MBE / WBE Participation is not specifically required for this project, but all bidders are strongly encouraged to solicit bids from MBEI  WBE subcontractors.

M.        Scope of Work:

The Scope of Work includes 100% of the plans and specifications included within the Bid Document List below. The following information should also be incorporated into the Lump Sum Proposal during its development.

1.   The following work is to be furnished and installed by the Owner or Tenant, unless noted otherwise within the bid documents:

a.    Furniture

b.   Telecommunications

c.   Audio/ Visual

d.   Security

e.   Signage

Note that coordination with these trades will be required by the GC. The GC will be responsible for all mechanical and electrical work for these trades as noted on the bid documents.

2.   Work in the existing restrooms and core spaces are not included, except as noted on the bid documents. See the "Base Building Bid Form" for the scope of work that is to be bid and performed separate from the Auxilium Tenant Improvement.

3.   Include necessary floor preparation within the corresponding line item on the Bid Form (Exhibit "A").

4.   DETAILED SCOPE OF WORK CLARIFICATIONS ARE T.B.D, UNTIL THE BID DOCUMENTS ARE ISSUED.

Pitcairn and Auxilium intend to interview approximately two (2) of the bidders within one week of the bid submission. Pitcairn Properties, Inc. intends to negotiate a contract with the most responsive bidder no later than XX/XX/2012. Responsiveness will be judged on the combined basis of the Lump Sum Breakdown, management procedures, project team experience, experience with similar projects, and understanding of the project.

The successful Contractor shall exercise its best skill and judgment cooperate with the Architect, consultants, and all parties in forwarding the best interests of the Tenant and Owner. The successful contractor will be responsible for all permitting, inspections, approvals, and Certificates of Occupancy required by Tredyffrin Township and all other applicable governing authorities.

The undersigned understands that PPMC reserves the right to reject any or all proposals and to waive any informalities in the process.

Initialed and dated by General Contractor: _____________________________

Exhibit K – Page 5 of 11

Auxilium Pharmaceuticals, Inc. Tenant Improvement

Request for Proposal Form

June XX, 2012

Exhibits to be Provided by Bidders:

A        Lump Sum Detailed Bid Form

B        General Conditions Breakdown

C        Unit Pricing Breakdown

D        Project Schedule

E         Long Lead Items

F         Organization Chart, Resumes of the Project Team, Description of Staff

G        List of Proposed Subcontractors

H        Sample Certificate of Insurance

I          Similar Project Experience

RFP Document List:

Document	Prepared By	Latest Issue
RFP Form	Pitcairn Properties	XX/XX/2012
Exhibit A: Construction Bid Form	Pitcairn Properties	XX/XX/2012
Exhibit C: Unit Pricing Breakdown	Pitcairn Properties	XX/XX/2012
List of Preferred Subcontractors	Pitcairn Properties	XX/XX/2012
Building Insurance Requirements	Pitcairn Properties	XX/XX/2012
Building Rules and Regulations	Pitcairn Properties	XX/XX/2012
Sample Contract for Improvement Work	Pitcairn Properties	XX/XX/2012
Construction Drawings - Bid Set
TBD	D2 Solutions	XX/XX/2012

Please be sure to initial, date, and submit this RFP Form with your Lump Sum Proposal. By initialing this RFP Form, the GC hereby acknowledges and confirms that all information within this RFP Form is included within the Lump Sum Proposal.

Initialed and dated by General Contractor: _____________________________

Exhibit K – Page 6 of 11

EXHIBIT A: CONSTRUCTION BID FORM

AUXILIUM PHARMACEUTICALS, INC. TENANT IMPROVEMENT

JUNE XX, 2012

Pitcairn Properties, Inc.	Architect: D2 Solutions
Chesterbrook Corporate Center	Engineer: TBD
640 Lee Road, Wayne, PA 19087	Plans: See RFP Document List
Prepared By:	Estimated RSF: 74,516

Trade	Indicate Union or Non-Union	Cost ($)	$/SF
Demolition and Dumpsters			0.00
Miscellaneous Metals			0.00
Millwork, Wood Sills, Solid Surface Tops, and Wood Base			0.00
Reception Desk Allowance			0.00
Accent Wall Allowance (Reception & Board Room)			0.00
Roof Patching			0.00
Joint Sealants			0.00
Stone / Ceramic Flooring			0.00
Doors, Frames, Hardware			0.00
Glass, Glazing, Glass Doors, and Window Film			0.00
Transwall Demountable Storefront System			0.00
Acoustical Ceilings			0.00
Drywall and Rough Carpentry			0.00
Vinyl Composition Tile, Resilient Flooring, and Vinyl Base			0.00
Carpet and Carpet Tile			0.00
Wallcovering and Upholstered Panels			0.00
Painting			0.00
Signage			0.00
Moveable Partitions			0.00
Appliances			0.00
Projection Screens			0.00
Window Treatments			0.00
Sprinkler Systems and Fire Extinguishers			0.00
FM200 System			0.00
Plumbing			0.00
HVAC			0.00
Electrical, Lighting, and Fire Alarm			0.00
General Conditions, Insurance and Sales Tax	N/A		0.00
Building and Occupancy Permits	N/A		0.00
GC Profit/Fee	N/A		0.00
Construction Contingency (5% of all hard costs)	N/A		0.00
SUBTOTAL HARD COSTS	—	0	0.00
SOFT COSTS
Architectural Fees - d2 Solutions	—	163,935	2.20
MEP/FP Engineering Design Fees	—	55,000	0.74
PPI Construction Management Fee (3% of all hard costs)	—	0	0.00
SUBTOTAL SOFT COSTS		218,935	2.94
TOTAL PROJECT COST	—	218,935	2.94

Exhibit K – Page 7 of 11

EXHIBIT A: CONSTRUCTION BID FORM

AUXILIUM PHARMACEUTICALS, INC. TENANT IMPROVEMENT

JUNE XX, 2012

Pitcairn Properties, Inc.	Architect: D2 Solutions
Chesterbrook Corporate Center	Engineer: TBD
640 Lee Road, Wayne, PA 19087	Plans: See RFP Document List
Prepared By:	Estimated RSF: 74,516

SUMMARY OF ALTERNATES (GC Hard Costs ONLY)

TO BE DETERMINED

SUBTOTAL ALTERNATES	0	0.00
TOTAL PROJECT COST (Including Alternates)	218,935	2.94

ADDITIONAL PRICING NOTES:

TO BE DETERMINED

Exhibit K – Page 8 of 11

EXHIBIT C: UNIT PRICING BREAKDOWN

AUXILIUM PHARMACEUTICALS, INC. TENANT IMPROVEMENT

JUNE XX, 2012

Pitcairn Properties, Inc.	Architect: D2 Solutions
Chesterbrook Corporate Center	Engineer: TBD
640 Lee Road, Wayne, PA 19087	Plans: See RFP Document List
Prepared By:	Estimated RSF: 74,516

Item - Furnished and Installed (unit)	Material Cost ($)	Labor Cost ($)	OH&P ($)	Total Unit Price ($)

Door and frame assembly type "A" (each)				0.00
Door and frame assembly type "B" (each)				0.00
Door and frame assembly type "C" (each)				0.00
Door and frame assembly type "D" (each)				0.00
Door and frame assembly type "E" (each)	THIS IS A SAMPLE FROM A PREVIOUS PROJECT. THE ITEMS WILL BE SPECIFIED FOR THE AUXILIUM PROJECT WHEN THE DESIGN DOCS ARE FINALIZED.			0.00
Door and frame assembly type "F" (each)				0.00
Door and frame assembly type "G" (each)				0.00

Door hardware type "a" (each)				0.00
Door hardware type "b" (each)				0.00
Door hardware type "c" (each)				0.00
Door hardware type "d" (each)				0.00
Door hardware type "e" (each)				0.00
Door hardware type "f" (each)				0.00
Door hardware type "g" (each)				0.00
Door hardware type "h" (each)				0.00
Door hardware type "i" (each)				0.00
Door hardware type "j" (each)				0.00
Door hardware type "k" (each)				0.00
Door hardware type "l" (each)				0.00

Drywall Partition Type 'A' (per LF)				0.00
Drywall Partition Type 'B' (per LF)				0.00
Drywall Partition Type 'C' (per LF)				0.00
Drywall Partition Type 'D' (per LF)				0.00
Drywall Partition Type 'E' (per LF)				0.00
Drywall Partition Type 'G' (per LF)				0.00

Wall base B-1: 4" vinyl wall base (per LF)				0.00
Wall base B-2: 4" wood wall base (per LF)				0.00
Wall base B-3: 4" stone wall base (per LF)				0.00
Wall paint P-1, P-2, P-3 (per SF)				0.00
Wallcovering WC-1 (per SY)				0.00
Wallcovering WC-2 (per SY)				0.00
Wallcovering WC-3 (per SY)				0.00
Wallcovering WC-4 (per SY)				0.00
Wellcovering WC-5 (per SY)				0.00
Carpet tile C-1 (per SY)				0.00
Broadloom carpet C-2 (per SY)				0.00
Stone flooring ST-1 (per SF)				0.00
Vinyl tile flooring VT-1 (per SF)				0.00
Vinyl composite tile flooring VCT-1 (per SF)				0.00

Exhibit K – Page 9 of 11

EXHIBIT C:  UNIT PRICING BREAKDOWN

AUXILIUM PHARMACEUTICALS, INC. TENANT IMPROVEMENT

JUNE XX, 2012

Pitcairn Properties, Inc.	Architect: D2 Solutions
Chesterbrook Corporate Center	Engineer: TBD
640 Lee Road, Wayne, PA 19087	Plans: See RFP Document List
Prepared By:	Estimated RSF: 74,516

Standard duplex electrical receptacle (each)	0.00
Standard quadplex electrical receptacle (each)	0.00
Dedicated duplex electrical receptacle (each)	0.00
Voice/ data port (each)	0.00
Cable television port (each)	0.00
Flush floor mounted electrical receptacle - using core drill (each)	0.00
Flush floor mounted voice/ data receptacle - using core drill (each)	0.00
"Focal Point Twelve" light fixture (each)	0.00
"Focal Point Luna" 1'x4' light fixture (each)	0.00
"Corelite" 2'x2' light fixture (each)	0.00
"Corelite" 2'x4' light fixture (each)	0.00
"Cooper Lighting Portfolio" fluorescent downlight (each)	0.00
"Cooper Lighting Portfolio" MR16 downlight (each)	0.00
"Oxygen Odyssey" wall sconce fixture (each)	0.00
"Ailite" LED exit light fixture (each)	0.00
Fire alarm strobe (each)	0.00
Combination fire alarm speaker/strobe (each)	0.00

Exhibit K – Page 10 of 11

PREFERRED SUBCONTRACTOR LIST

Auxilium Pharmaceuticals, Inc. Tenant Improvement Project

640 Lee Road, Chesterbrook Corporate Center, Wayne, PA 19087

Prepared by Pitcairn Properties Management Company

June XX, 2012

Trade	Subcontractor

Millwork

Flooring	TO BE DETERMINED BY PITCAIRN AND AUXILIUM

Painting

Mechanical

Plumbing

Sprinklers

Electrical

Exhibit K – Page 11 of 11

EXHIBIT “L”

LETTER OF CREDIT REQUIREMENTS

a.   Letter of Credit as Security Deposit. Tenant shall deliver to Landlord (as beneficiary) a standby letter of credit ("Letter of Credit") in form and content satisfying the requirements of this Exhibit "L".

b.   Requirements of Letter of Credit. The Letter of Credit shall be, among other things:

(i)     subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(ii)    irrevocable and unconditional;

(iii)   in the amount of $456,410.49;

(iv)   conditioned for payment solely upon presentation of the Letter of Credit and a sight draft (or Landlord, at its election, may require a uniform form of non-presentment letter of credit); and

(v)    transferable one or more times by Landlord without the consent of Tenant.

c.   Transfer Fee. Tenant acknowledges and agrees that it shall pay upon Landlord's demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord's sale or transfer of all or a portion of 640 Lee Road, Wayne, Pennsylvania; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit.

d.   Issuing Bank. The Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company reasonably satisfactory to Landlord, having a net worth of not less than that which is reasonably acceptable to Landlord. Landlord acknowledges that Silicon Valley Bank is reasonably acceptable to Landlord.

e.   Expiration or Reduction of Letter of Credit. The Letter of Credit shall expire not earlier than 12 months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive 12-month periods through March 30, 2024, unless written notice of nonrenewal has been given by the issuing bank to Landlord and Landlord's attorney by registered or certified mail, return receipt requested, not less than 90 days prior to the expiration of the current period; provided, however, that if the Commencement Date of the Lease is later than January 1, 2013, Tenant shall within 30 days of notice of the determination of such later Commencement Date provide an amended LOC to Landlord which has a termination date which is 90 days following the Expiration Date of the Lease based upon the actual Commencement Date. If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least 30 days prior to the expiration of the current period, then, in addition to its rights granted under Section 34 of the Lease, Landlord

Exhibit L – Page 1 of 2

shall have the right to draw on the existing Letter of Credit. To the extent Tenant is permitted under the Lease to reduce the amount of the Letter of Credit, Landlord shall cooperate with Tenant to allow the original Letter of Credit to be exchanged by the issuing bank for a replacement Letter of Credit in such lower amount.

f.    Draws.

(i)     Landlord may draw on, use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash security deposit, as set forth in Section 34 of the Lease; and

(ii)   If Landlord partially draws down the Letter of Credit, Tenant shall, within ten (10) business days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

g.   Cooperation by Tenant. Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of Section 34.

Exhibit L – Page 2 of 2

EXHIBIT “M”

PARKING DIAGRAM

690 Lee Road
Handicap ramp
Keep the 5 already marked Handicap spots
12 spots available for Exec parking
Handicap
Steps
Handicap ramp
Use First 6 to 8 parking spots for visitor parking
690 Lee Road

Exhibit M

EXHIBIT “N”

MONUMENT SIGN

Exhibit N

Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 Tel: 215.963.5000 Fax: 215.963.5001 www.morganlewis.com

Tracy L. Steele

Partner

215.963.5355

tsteele@morganlewis.com

July 19, 2012

VIA FEDERAL EXPRESS

Michael J. Purvis

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Re:	Agreement of Lease between Chesterbrook Partners, LP and Auxilum Pharmaceuticals,
Inc., 640 Lee Road, Wayne, PA 19087

Dear Michael:

Enclosed for your records is a fully and originally-executed Agreement of Lease in the above-reference matter. I have not yet received a fully-executed SNDA and will forward it upon my receipt.

It was a real pleasure working with you on this lease negotiation. I hope we'll get to work together in the future.

Sincerely,

/s/ Tracy L. Steele
Tracy L. Steele

TLS/mb

Enclosure

Almaty Beijing Boston Brussels Chicago Dallas Frankfurt Harrisburg Houston Irvine London Los Angeles Miami
Moscow New York Palo Alto Paris Philadelphia Pittsburgh Princeton San Francisco Tokyo Washington Wilmington

Exhibit B

Sublease Premises

Exhibit C

WORKLETTER

This Workletter is attached to and made a part of a Sublease of even date herewith (“Sublease”), between AUXILIUM PHARMACEUTICALS, LLC (“Sublandlord”) and ACLARIS THERAPEUTICS, INC. (“Subtenant”).

The purpose of this Exhibit is to set forth the respective rights and obligations of Subtenant with respect to space planning, engineering, final working drawings, construction and/or installation of Finish Work (as hereinafter defined) in the Sublease Premises. The Finish Work shall be performed by Subtenant and Subtenant’s approved contractors at Subtenant’s sole cost and expense, except Sublandlord shall contribute the Work Allowance toward the cost of the Finish Work in accordance with the terms and conditions of this Workletter.

Capitalized terms used herein shall, unless otherwise defined in this Exhibit have the same meanings ascribed to them in the Sublease.

1.         (a)       As promptly as practicable after the date of this Sublease, Subtenant shall submit to Sublandlord for Sublandlord’s review and approval schematic drawings and preliminary outline specifications for the layout and finish of the Subleased Premises. Said drawings and specifications shall reflect only interior, nonstructural alterations and improvements to the Subleased Premises which do not have any material effect on any of the Building’s systems, shall be consistent with the design, construction and equipment of the Building, shall comply with Master Lease, and shall be in such form and in such detail as may reasonably be required by Sublandlord and Master Landlord.

(b)       Sublandlord shall notify Subtenant of its approval or disapproval of said schematic drawings and preliminary outline specifications within three (3) business days after Sublandlord’s receipt of approval from Master Landlord. If Sublandlord does not approve said drawings and specifications, then Sublandlord shall notify Subtenant of the changes required thereto in order to obtain Sublandlord’s or Master Landlord’s approval. Within ten (10) business days after being so informed by Sublandlord, Subtenant shall submit to Sublandlord, for Sublandlord’s and Master Landlord’s review and approval, revised schematic drawings and preliminary outline specifications incorporating the changes required by Sublandlord. Sublandlord shall notify Subtenant of its approval or disapproval of the revised drawings and specifications within five (5) business days after Sublandlord’s receipt of approval from Master Landlord. The provisions of the immediately preceding three (3) sentences shall be deemed repeated until Sublandlord and Master Landlord have approved the schematic drawings and preliminary outline specifications (said approved drawings and specifications being called collectively the “Preliminary Drawings”). The approval described in this section 1(b) shall not be unreasonably withheld or delayed.

2.         (a)       As promptly as practicable after the approval of the Preliminary Drawings, Subtenant shall submit to Sublandlord for Sublandlord’s review and approval, architectural and engineering working drawings and specifications for the layout and finish of the Subleased Premises. Said drawings and specifications shall (i) reflect only interior, nonstructural alterations and improvements to the Demises Premises which do not have any material effect on any of the Building’s systems, (ii) be consistent with the Preliminary Drawings and with the design, construction and equipment of the Building, (iii) comply with Master Lease, and (iv) be in such form and in such detail as may be reasonably required by Sublandlord.

(b)       Sublandlord shall notify Subtenant of its approval or disapproval of said working drawings and specifications within three (3) business days after Sublandlord’s receipt of approval from Master Landlord. If Sublandlord shall not approve said working drawings and specifications, Sublandlord shall notify Subtenant of the changes required thereto in order to obtain Sublandlord’s and Master Landlord’s approval. Within ten (10) business days after being so informed by Sublandlord, Subtenant shall submit to Sublandlord, for Sublandlord’s review and approval, revised working drawings and specifications incorporating the changes required by Sublandlord. Sublandlord shall notify Subtenant of its approval or disapproval of the revised working drawings and specifications within three (3) business days after Sublandlord’s receipt of approval from Master Landlord. The provisions of the immediately preceding three (3) sentences shall be deemed repeated until Sublandlord and Master Landlord have approved the working drawings and specifications (said approved drawings and specifications being hereinafter referred to as the “Final Plans”, and the work shown thereon being hereinafter referred to as the “Finish Work”). The approval described in this section 2(b) shall not be unreasonably withheld or delayed.

3.         If, after Sublandlord’s and Master Landlord’s approval of the Final Plans, Subtenant desires to amend, change or modify the Final Plans, then Subtenant shall submit to Sublandlord for approval (which approval may be withheld in Sublandlord’s sole discretion) a reasonably detailed description of the proposed amendment, change or modification (hereinafter referred to as a “Change”). Within five (5) business days after receipt of the Change and approval by Master Landlord, Sublandlord shall notify Subtenant whether the Change has been approved or disapproved. If such Change is approved, then such Change shall be deemed part of the Final Plans and the work shown thereon shall be deemed part of the Finish Work (said approval notice being hereinafter referred to as a “Change Order”).

4.         (a)       Subtenant shall cause the Finish Work to be performed at Subtenant’s cost, as promptly as practicable after Sublandlord approves the Final Plans and after Subtenant obtains, and delivers to Sublandlord, any permit or authorization required to be issued by any governmental authority (including the code compliance office) in connection with such work, using qualified contractors. In the event the contractor or contractors do not work in harmony with, or interfere with, labor employed by Sublandlord, or in the event of the occurrence of any work stoppage, strike or other labor dispute on the Premises arising out of or in connection with Subtenant’s contractor or contractors, then Sublandlord shall have the right to require Subtenant to remove or to cause the removal of those contractors designated by Sublandlord. The term “qualified contractors” as used herein shall mean contractors selected by Subtenant and approved by Sublandlord and Master Landlord, provided that the contractors shall be reputable contractors who are not affiliates of Subtenant.

(b)       Subtenant hereby acknowledges and agrees that all other relevant provisions of the Sublease shall also govern the Finish Work, and Subtenant agrees to comply with all such provisions to the extent such provisions are not inconsistent with the provisions of this Exhibit.

5.         (a)       In connection with the Finish Work, provided no Event of Default is occurring and Subtenant has not received any notification of such Event of Default, Sublandlord agrees to pay to Subtenant an amount equal to the lesser of (i) a work allowance in the amount of $13.00 per square foot with respect to the Sublease Premises (second floor only), for a total Work Allowance of $323,752 (based upon 24,904 sf) or (ii) the actual out-of-pocket costs incurred by Subtenant in connection with the Finish Work (such lesser amount being hereinafter referred to as the “Work Allowance”). Any unused portion of the Work Allowance can be converted to payment of Rent in accordance with Section (d) herein. In no event shall Sublandlord for liable any costs of the Finish Work in excess of the Work Allowance.

(b)       To receive the Work Allowance, Subtenant shall submit to Sublandlord a standard AIA requisition form after the Subtenant has substantially completed the Finish Work and after the Commencement Date has occurred. Attached to the AIA requisition form shall be (i) a certification from Subtenant’s architect certifying that the Finish Work has been completed in accordance with the Final Plans, (ii) lien waivers from all contractors, subcontractors, suppliers and materialmen who performed work, furnished services or provided materials in connection with the Finish Work (iii) a copy of any certificate of occupancy and/or any other permit or approval required in connection with the completion of the Finish Work and/or Subtenant’s occupancy of the Subleased Premises, and (iv) evidence of the costs of the Finish Work reasonably satisfactory to Sublandlord. Sublandlord shall pay the Work Allowance to Subtenant within thirty (30) days after Sublandlord’s receipt of the AIA requisition form and the other required documentation, provided no Event of Default is occurring and Subtenant has not received any notification of such Event of Default.

(c)       Subtenant acknowledges and agrees that the Work Allowance may be applied only against the actual reasonable out-of-pocket “costs” incurred by Subtenant in connection with the Finish Work. The term “costs” shall mean only the cost of labor and materials, general conditions costs, permit and inspection fees and architectural and engineering fees.

(d)       If Subtenant has not exhausted the entire Work Allowance on or before the date on which Subtenant first occupies the Sublease Premises or any portion of the Sublease Premises for the purpose of conducting its business, any unexhausted portion of the Work Allowance shall be credited against Base Rent next becoming due.

Exhibit D

FF&E Listing

Endo Pharmaceuticals
1400 Atwater Drive
Malvern, PA 19355
484.216.0000

endo.com

640 Lee Rd. 1st and 2nd floor Furniture

Private Office Setups -

1st floor – 28

2nd floor – 40

Complete Workstations -

1st floor -18 2nd floor - 18

Ancillary - Throughout the floors

1st floor - 12’x4’ Conference table & 3 Conference Room Credenza’s

2nd Floor - 10’x4’ Conference table & 5 Conference Room Credenza’s

***No Seating is available****